UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Assurant, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2014 PROXY STATEMENT

AND NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

March 25, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. The meeting will be held on May 8, 2014 at 9:00 a.m. at the Down Town Association, 60 Pine Street, New York, New York 10005. We hope you attend the Annual Meeting but, whether or not you plan to attend, we encourage you to designate the proxies on the proxy card to vote your shares.

Our stockholders are key participants in Assurant’s governance. This year, we continued our stockholder engagement and outreach efforts and were pleased with the valuable discussions we had. In response to some of these discussions, and to assist your review of these proxy materials, this year we have included a new “Summary Information” section, which provides highlights of our business performance, strong governance practices and compensation programs. The section underscores Assurant’s commitment to the highest business standards and effective governance, which we believe is essential to achieving trust and respect from all of our stakeholders.

At the Annual Meeting, in addition to the election of directors and ratification of the appointment of auditors, stockholders are being asked to cast an advisory vote approving the compensation of the Company’s named executive officers for 2013.

We ask that you please give these materials your prompt attention as your vote is important.

On behalf of the Board of Directors, we thank you for your continued interest and support.

Sincerely,

Robert B. Pollock

President and Chief Executive Officer

Assurant, Inc.

Assurant, Inc.

One Chase Manhattan Plaza

41st Floor

New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 8, 2014

To the Stockholders of ASSURANT, INC.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant” or the “Company”) will be held at the Down Town Association, 60 Pine Street, New York, New York 10005 on May 8, 2014 at 9:00 a.m.

The purposes of the meeting are:

1.	To elect each of our directors standing for re-election to our Board of Directors to serve until the 2015 Annual Meeting of Stockholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2014;

3.	To cast an advisory vote approving the compensation of the Company’s named executive officers for 2013; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 13, 2014 are entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. A list of those stockholders will be available for inspection at the offices of Assurant located at One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 beginning at least ten days before the Annual Meeting.

If you plan to attend the Annual Meeting, please notify the undersigned at the address set forth above so that appropriate preparations can be made. If you hold your shares through a bank, broker or other nominee you must also request a legal proxy from your bank, broker or other nominee to validly vote in person at the Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission’s “Notice and Access” rule that allows us to provide stockholders with notice of their ability to access proxy materials via the Internet. This allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a convenient manner. Under this process, on or about March 25, 2014, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders informing them that our proxy statement, 2013 annual report to stockholders and voting instructions are available on the Internet upon the commencement of such mailing. As more fully described in the Notice, all stockholders may choose to access our proxy materials via the Internet or may request printed copies of the proxy materials.

Whether or not you plan to attend the Annual Meeting, we hope that you will read the proxy statement and submit your vote by telephone, via the Internet, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card as instructed.

Thank you for your interest in and consideration of the proposals listed above.

By Order of the Board of Directors,

Bart R. Schwartz

Executive Vice President,

Chief Legal Officer and Secretary

March 25, 2014

The Assurant Proxy Statement and Annual Report are available at

www.proxyvote.com

You will need your 12-digit control number, listed on the Notice, to access these materials and to vote.

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY TELEPHONE, INTERNET OR MAIL AS DESCRIBED ABOVE.

Summary Information

SUMMARY INFORMATION

Provided below is a summary of certain information contained in this Proxy Statement. Please refer to the complete Proxy Statement and 2013 annual report to stockholders before casting your vote.

2014 ANNUAL MEETING OF STOCKHOLDERS For stockholders of record as of March 13, 2014

Date and Time: Location:	May 8, 2014, 9:00 a.m. Down Town Association 60 Pine Street New York, New York 10005

MATTERS TO BE VOTED ON

Management Proposals	Board Recommendation	Page
Election of 11 Director Nominees	FOR	3
Ratification of appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for 2014	FOR	7
Advisory Approval of 2013 Compensation of Named Executive Officers	FOR	8

BUSINESS HIGHLIGHTS

Overview. Assurant is a premier provider of specialized insurance products and related services in North America and other select worldwide markets through four operating segments—Assurant Solutions, Assurant Specialty Property, Assurant Health and Assurant Employee Benefits. Our focus on specialty products and services enables us to deliver a differentiated value proposition to our clients and their customers and build leadership positions in underpenetrated markets with the objective of delivering superior returns for our stockholders.

✓ 2013 Financial Highlights

Net earned premiums, fees and other income increased 8.2% in 2013 to $8.3 billion

Diluted operating earnings per share of $6.01, up 14%

Book value per diluted share, excluding accumulated other comprehensive income (“AOCI”), of $59.48, up 10.4%

10.6% operating return on equity, excluding AOCI

✓ Disciplined Capital Management

In 2013, Assurant returned approximately $470 million to its stockholders through common stock dividends and share repurchases.

Increased quarterly dividend by approximately 19% — the 10th consecutive year of dividend increases

$398 million in share repurchases

Invested approximately $360 million in strategic acquisitions

Ended year with $690 million of holding company capital and $440 million of deployable capital

✓ 2013 Total Shareholder Return including Stockholder Dividends of 90%

Summary Information

CORPORATE GOVERNANCE HIGHLIGHTS

Assurant is committed to strong corporate governance practices. Certain highlights include:

✓ Independent Board Chair	✓ Regular outreach to investors
✓ Declassified Board	✓ No stockholder rights plan
✓ Majority election of Directors	✓ Clawback Policy
✓ Independent Board (with exception of CEO)	✓ Annual Board and Committee self-evaluations
✓ Greater than 90% Director attendance at meetings	✓ Hedging and pledging of Company securities by officers and Directors prohibited
✓ Commitment not to make corporate political expenditures	✓ Code of Ethics applicable to all employees and Directors

COMPENSATION HIGHLIGHTS

Assurant’s executive compensation programs are designed to align the interests of our executives with those of our stockholders by tying significant portions of compensation to the Company’s financial performance. Highlights of our executive compensation programs include:

✓ Pay for Performance Commitment

In 2013, Assurant again received strong support for its executive compensation programs with 93% of votes cast approving our advisory say-on-pay resolution

Significant portion of executive short- and long-term compensation tied to Company performance and profitable growth in targeted areas

Above-target compensation paid only if the Company delivers above-target performance

In 2013, 50% of long-term incentive award were performance stock units (“PSUs”) and 50% were restricted stock units (“RSUs”) which vest over three years

PSUs are based on the Company’s ranking, relative to an industry index, with regard to three financial metrics: (i) total shareholder return, (ii) revenue growth and (iii) growth in book value per share, excluding AOCI

Beginning in 2014, 75% of long-term incentive compensation will be PSUs and 25% will be RSUs

✓ Strong Compensation Governance

Maximum payout caps for annual incentive compensation and PSUs
• Annual incentive payouts limited to 200% of each NEO’s target opportunity
• PSU award payouts limited to 150% of each NEO’s target opportunity, even if performance exceeds the 75th percentile

No dividend equivalents on unvested PSUs

Clawback Policy applicable to current and former executive officers in the event of financial statement restatement

Robust stock ownership guidelines for NEOs and directors

NEO change of control agreements are “double trigger” and do not provide for excise tax gross-ups

No significant perquisites to our NEOs

i

ii

ASSURANT, INC.

One Chase Manhattan Plaza

41st Floor

New York, New York 10005

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 8, 2014

This proxy statement is furnished to stockholders of Assurant, Inc. (to which we sometimes refer in this proxy statement as “Assurant” or the “Company”) in connection with the solicitation by the Board of Directors (the “Board”) of Assurant of proxies to be voted at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Down Town Association, 60 Pine Street, New York, New York 10005 on May 8, 2014 at 9:00 a.m., or at any adjournment or postponement thereof.

The U.S. Securities and Exchange Commission (the “SEC”) has adopted rules that allow us to use a “Notice and Access” model to make our proxy statement and other Annual Meeting materials available to you. On or about March 25, 2014, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders advising them that our proxy statement, 2013 annual report to stockholders and voting instructions can be accessed via the Internet upon the commencement of such mailing. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice. Using the Notice allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a convenient manner via the Internet.

The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Proxies may be solicited on behalf of the Company by its officers, directors or employees by telephone, in person or by other electronic means. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for an estimated fee of $10,000 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.

Any stockholder of record may revoke his or her proxy at any time before it is voted by delivering a later dated, signed proxy or other written notice of revocation to the Corporate Secretary of Assurant. Any record holder of shares present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form or those submitted by Internet or telephone, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted as recommended by the Board: FOR each director nominee; and FOR Proposals Two and Three, each as described in this proxy statement.

Any stockholder whose shares are held through a broker, bank or other nominee (shares held in street name) will receive instructions from the broker, bank or nominee that must be followed in order to have his or her shares voted. Such stockholders wishing to vote in person at the meeting must obtain a legal proxy from their broker, bank or other nominee and bring it to the meeting.

Only stockholders of record at the close of business on March 13, 2014, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of the close of business on that date, 71,789,019 shares of our common stock, par value $0.01 per share (the “Common Stock”), were outstanding. Stockholders will each be entitled to one vote per share of Common Stock held by them.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to Assurant’s Bylaws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote.

The election of each of the director nominees under Proposal One requires that each director be elected by the holders of a majority of the votes cast, meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) has established guidelines pursuant to which any incumbent director who is not elected must promptly offer to tender his or her resignation for consideration by the Board. The Nominating Committee will consider any such resignation, taking into account all relevant factors, and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board, excluding the director in question, will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.

Under our Bylaws, the approval of each of Proposals Two and Three requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

For purposes of the election of directors under Proposal One, an abstention will not affect whether the number of “for” votes exceeds the number of “against” votes, and accordingly will not affect whether the director is elected. For purposes of determining approval of Proposals Two and Three, abstentions will have the same legal effect as an “against” vote.

Assurant believes that the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2014 (Proposal Two) will be deemed to be a routine matter under Rule 452 of the New York Stock Exchange (the “NYSE”) Listed Company Manual, and brokers will be permitted to vote uninstructed shares as to this matter. Stockholders are reminded that, beginning with the 2010 proxy season, the NYSE amended Rule 452 to make the election of directors in an uncontested election a “non-routine” item and, beginning with the 2011 proxy season, the NYSE amended Rule 452 to make votes with respect to executive compensation matters “non-routine” items. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares with respect to Proposals One or Three will not exercise discretion to vote on those proposals. If a broker or other record holder of shares returns a proxy card indicating it does not have discretionary authority to vote as to a particular matter (thus, a “broker non-vote”), those shares will not be counted as voting for or against the matter or “entitled to vote” on the matter, and will, therefore, have no legal effect on the voting for which the broker non-vote is indicated.

For the above reasons, we urge stockholders to take action to vote their shares by Internet, telephone or mail.

Proposal One

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL ONE

ELECTION OF DIRECTORS

We have eleven directors, all of whom are nominees for re-election as directors at the Annual Meeting to serve until the 2015 Annual Meeting or until their successors are elected and have qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board to replace that nominee.

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently and/or during the last five years, and the particular experience, qualifications, attributes and/or skills that led the Board to conclude that he or she should serve as a director.

The following persons have been nominated to serve as directors of Assurant until the 2015 Annual Meeting:

Elaine D. Rosen, Non-Executive Chair of the Board. Ms. Rosen, age 61, was elected to our Board in February 2009 and became Non-Executive Chair of the Board in November 2010. Ms. Rosen served as Executive Vice President of UNUM/Provident Corporation from 1999 to 2001 and as President of UNUM Life Insurance Company of America from 1997 to 1999 after serving in various positions at the Company since 1975. Ms. Rosen currently serves as Chair of the Board of Trustees of The Kresge Foundation, and also serves on the Board of Directors of Kforce, Inc., where she is Chair of the Compensation Committee and a member of both the Nomination and Corporate Governance Committees. Ms. Rosen serves on the Board of Directors of Preble Street, a collaborative for the homeless and low income community in Portland, Maine, and is the immediate past Chair of its Board. She also serves as a Trustee of the Foundation for Maine’s Community Colleges. Ms. Rosen’s extensive management and operational experience in the insurance industry and service on boards of large companies, together with her experience with governance of a major foundation, led the Board to conclude that Ms. Rosen should serve as a director and as Chair of the Board.

Howard L. Carver, Director. Mr. Carver, age 69, has been a member of our Board of Directors since March 2002. Mr. Carver retired as an Office Managing Partner of Ernst & Young in June of 2002. Mr. Carver’s career at Ernst & Young spanned five decades, beginning as an auditor and a financial consultant. He currently is a director and serves as the Chair of the Conflicts Committee and is a member of the Audit, Trust and Compliance Committees of StoneMor Partners L.P. In 2013 Mr. Carver was appointed to the board of directors of Pinnacol Assurance, the workers compensation facility for the State of Colorado, and has been a member of its Audit Committee since 2012. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver also serves on the boards and/or finance committees of several civic/charitable organizations including the University of Wisconsin and Wadsworth Atheneum. Mr. Carver’s extensive accounting and auditing expertise, familiarity with the insurance industry and significant risk management experience gained from his public accounting and prior board experience, led the Board to conclude that Mr. Carver should serve as a director, a member of the Audit Committee and as Chair of the Nominating and Corporate Governance Committee.

Proposal One

Juan N. Cento, Director. Mr. Cento, age 62, was elected to our Board of Directors in May 2006. Mr. Cento is the President of the Latin America and Caribbean Division of FedEx Express, headquartered in Miami. Mr. Cento has more than 30 years of experience in the air cargo and express transportation industry. He previously worked with the Flying Tigers Line, Inc. and transitioned to FedEx in 1989 when the two companies were combined. Mr. Cento is actively involved in several non-profit organizations. He is a member of the University of Miami International Advisory Board and the International Advisory Board of Baptist Health International Center. Additionally, Mr. Cento is Chair of the Board of Directors for CLADEC (Conference of Latin American and Caribbean Express Companies) and a member of the board of the United Way of Miami-Dade. Mr. Cento brings international, strategic and operational perspectives from his service at a large public company operating in many of the same international markets as the Company. This breadth of experience led the Board to conclude that Mr. Cento should serve as a director and a member of the Compensation and Nominating and Corporate Governance Committees.

Elyse Douglas, Director. Ms. Douglas, age 58, was elected to our Board of Directors in July 2011. Until October 1, 2013, she served as Executive Vice President and Chief Financial Officer of Hertz Global Holdings, Inc. and The Hertz Corporation, one of the world’s leading car rental companies. Ms. Douglas joined Hertz in July 2006. Prior to her role at Hertz, Ms. Douglas served as Treasurer of Coty Inc. from December 1999 until July 2006. Previously, Ms. Douglas served as an Assistant Treasurer of Nabisco, Inc. from June 1995 until December 1999. She also served in various financial services capacities for 12 years at Chase Manhattan Bank (now JPMorgan Chase). Ms. Douglas is a Certified Public Accountant and chartered financial analyst. Her strong financial and accounting background and extensive management experience at large public companies led the Board to conclude that Ms. Douglas should serve as a director and a member of the Finance and Investment and Compensation Committees.

Lawrence V. Jackson, Director. Mr. Jackson, age 60, was elected to our Board of Directors in July 2009. He currently serves as senior advisor with New Mountain Capital, LLC, a private equity fund based in New York, and as Chair of SourceMark LLC. Mr. Jackson was President and Chief Executive Officer, global procurement division, of Wal-Mart Stores, Inc. His prior role at Wal-Mart Stores, Inc. was Executive Vice President and Chief People Officer. Prior to that, Mr. Jackson was President and Chief Operating Officer of Dollar General Corporation. He also served as Senior Vice President, Supply Operations, for Safeway, Inc. Prior to those positions, Mr. Jackson had been with PepsiCo, Inc. for 16 years, including serving as Senior Vice President, Worldwide Operations, of PepsiCo Food Systems, Inc. Mr. Jackson currently serves as a director of Parsons Corporation, where he chairs its Compensation Committee and serves as a member of the Executive Committee. He also serves on the Board of Directors of Symphony/IRI Holdings, JDA Software Group Inc. and Valet Waste LLC. Mr. Jackson previously served on the board of directors of Constar, Inc. from 2009-2011 and was a member of the board of trustees of ProLogis from 2008-2010. Mr. Jackson’s 30-plus years of experience in management and operations, as well as his board and compensation committee experience, enable him to advise the Board on strategy and personnel matters and led to the conclusion that he should serve as a director, a member of the Finance and Investment Committee and as Chair of the Compensation Committee.

David B. Kelso, Director. Mr. Kelso, age 61, was elected to our Board in March 2007. Mr. Kelso is a financial advisor for Kelso Advisory Services, a company he started in 2003 following two years with Aetna, Inc. where he served as Executive Vice President, Strategy and Finance. From 1996 to 2001, Mr. Kelso was Executive Vice President, Chief Financial Officer and Managing Director of Chubb Corporation. He currently serves on the Board of Directors of ExlService Holdings, Inc. and chairs its Nominating and Governance Committee, and is a member of its Audit Committee. Mr. Kelso also

Proposal One

serves on the Board of Directors of the Sound Shore Fund and as the lead independent director and Chair of its Audit and Nominating Committees. Mr. Kelso was a member of the board of directors of Aspen Insurance Holdings Limited from 2005 to 2010. Mr. Kelso’s management and operating experience at major public insurance companies, his expertise in finance, strategy and investments, and his board and committee service at other global companies, enable him to provide risk management insight to the Board as well as its Audit and Finance and Investment Committees and led to the conclusion that he should serve as a director and a member of these committees.

Charles J. Koch, Director. Mr. Koch, age 67, was elected to our Board in August 2005. He currently serves on the Board of Directors of Citizens Financial Group (an affiliate of The Royal Bank of Scotland) where he is Chair of the Risk Committee. Mr. Koch also serves as a Public Interest Director on the Board of The Federal Home Loan Bank of Cincinnati and on its Personnel and Compensation Committee and its Finance and Risk Management Committee. Mr. Koch previously served as Chair, President and Chief Executive Officer of Charter One Financial, Inc. prior to its sale to The Royal Bank of Scotland. He was elected President and Chief Operating Officer in 1980, served as President and Chief Executive Officer beginning in 1988 and then served as Chair, President and Chief Executive Officer of Charter One Financial, Inc. beginning in 1990. Mr. Koch served on the board of directors of Royal Bank of Scotland from 2004 to 2009 and from 2010 to April 2013, on the board of directors of Home Properties, Inc. where he was also a member of its Audit and Compensation Committees. Mr. Koch is immediate past Chair of the Board of Trustees of Case Western Reserve University. Mr. Koch’s experience leading a sophisticated public financial services company, together with his background in corporate finance, qualify him to provide advice and direction to the Board and led to the conclusion that he should serve as a director, a member of the Compensation Committee and as Chair of the Finance and Investment Committee.

Jean-Paul L. Montupet, Director. Mr. Montupet, age 65, was elected to the Assurant Board of Directors in September 2012. Until his retirement in December 2012, Mr. Montupet was the Chair of Emerson Electric Co.’s Industrial Automation business and President of Emerson Europe. During his 22 year career with Emerson Electric Co., Mr. Montupet has held a number of senior leadership roles including Executive Vice President of Emerson Electric Co. and Chief Executive Officer of Emerson Electric Asia Pacific. Prior to joining Emerson, Mr. Montupet was Chairman of the Board of Leroy-Somer, Inc. and Chairman of Founderies Montupet SA. Mr. Montupet is the non-executive Chairman of the Board of Directors of PartnerRe Ltd. and also serves as Chairman of the Nominating and Governance Committee and as a member of the Risk and Finance Committee. He also currently serves on the Board of Directors of WABCO Holdings Inc., IHS Inc., where he is a member of the Risk Committee, and Lexmark International, Inc., where he chairs its Corporate Governance and Public Policy Committee. Mr. Montupet is a Trustee of both the St. Louis Public Library Foundation and the Winston Churchill National Museum. Mr. Montupet’s strong background in executive management and his public company and international business experience led the Board to conclude that he should serve as a director and as a member of the Nominating and Corporate Governance and Finance and Investment Committees.

Robert B. Pollock, President, Chief Executive Officer and Director. Mr. Pollock, age 59, has been serving as a director and as our President and Chief Executive Officer since March 2006. He served as our President and Chief Operating Officer between July 2005 and March 2006. Previously, he served as Executive Vice President and Chief Financial Officer starting in January 1999. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Pollock’s extensive knowledge of the insurance industry, his current role as President and Chief Executive Officer of the Company and his over 30-year career in various aspects of Company operations and management uniquely qualify him to serve as a director.

Proposal One

Paul J. Reilly, Director. Mr. Reilly, age 57, was elected to our Board of Directors in June 2011. He currently serves as Executive Vice President and Chief Financial Officer of Arrow Electronics, Inc., a distributor of electronic components and computer products. Mr. Reilly joined Arrow Electronics in early 1991 and held various positions within the company prior to assuming the role of Chief Financial Officer in 2001. Prior to joining Arrow Electronics, Mr. Reilly was a Certified Public Accountant in the business assurance practice of the New York office of KPMG Peat Marwick. His strong financial and accounting background and extensive public company management experience led the Board to conclude that Mr. Reilly should serve as a director and a member of the Audit and Nominating and Corporate Governance Committees.

Robert W. Stein, Director. Mr. Stein, age 65, was elected to our Board of Directors effective October 2011. He is a former Global Managing Partner, Actuarial Services at Ernst & Young. Mr. Stein joined Ernst & Young in 1976 and held various leadership roles in the firm’s actuarial and insurance practice. Mr. Stein currently serves as a director of Aviva plc. Mr. Stein has more than 40 years of experience advising many of the world’s leading insurance companies on financial and operating matters. He is a Certified Public Accountant and is a member of the AICPA. He is also a member of the American Academy of Actuaries, a Fellow of the Society of Actuaries and a Trustee Emeritus of the Actuarial Foundation. Mr. Stein’s extensive accounting and auditing expertise, familiarity with the insurance industry and significant experience advising on risk management matters led the Board to conclude that he should serve as a director and Chair of the Audit Committee.

Vote Required; Board Recommendation

According to our Bylaws, in order for a director to be elected, the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee. Abstentions will have no effect on this determination.

The Board of Directors recommends that stockholders vote FOR each of the nominees named above to serve until the 2015 Annual Meeting or until their successors are elected and have qualified.

Proposal Two

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to audit our consolidated financial statements for the year ending December 31, 2014, subject to satisfactory resolution of the scope of the audit engagement. PricewaterhouseCoopers LLP has acted as our Independent Registered Public Accounting Firm since 2000. In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its appointment. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for ratification. For purposes of determining approval of this proposal, abstentions will have the same legal effect as an “against” vote.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2014, subject to satisfactory resolution of the scope of the audit engagement.

Proposal Three

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR 2013

The Company is presenting the following proposal, which gives you as a stockholder the opportunity to cast a non-binding advisory vote with respect to the 2013 compensation of the Company’s NEOs by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Exchange Act. In response to stockholder vote, the Company will hold this advisory vote on an annual basis. In considering your vote, we invite you to review the Compensation Discussion and Analysis (the “CD&A”), beginning on page 14. As described in the CD&A, we believe our current compensation programs and policies directly link executive compensation to performance and thereby align the interests of our executive officers with those of our stockholders.

While our Board intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding and is advisory in nature. Please cast a vote either to approve or not approve the 2013 compensation of our NEOs through the following resolution:

“RESOLVED, that the 2013 compensation provided to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for approval of this non-binding resolution. For purposes of determining approval of this proposal, abstentions will have the same legal effect as an “against” vote.

The Board of Directors recommends that you vote FOR approval of the 2013 compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Executive Officers

EXECUTIVE OFFICERS

The table below sets forth certain information, as of March 25, 2014, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Position
Robert B. Pollock	59	President, Chief Executive Officer and Director

Michael J. Peninger	59	Executive Vice President and Chief Financial Officer

Alan B. Colberg	52	Executive Vice President, Marketing and Business Development

Adam D. Lamnin	50	Executive Vice President; President and Chief Executive Officer of Assurant Health

S. Craig Lemasters	53	Executive Vice President; President and Chief Executive Officer of Assurant Solutions

Gene E. Mergelmeyer	55	Executive Vice President; President and Chief Executive Officer of Assurant Specialty Property

Christopher J. Pagano	50	Executive Vice President, Treasurer and Chief Investment Officer; President of Assurant Asset Management

John S. Roberts	58	Executive Vice President; President and Chief Executive Officer of Assurant Employee Benefits

Bart R. Schwartz	61	Executive Vice President, Chief Legal Officer and Secretary

John A. Sondej	49	Senior Vice President, Controller and Principal Accounting Officer

Sylvia R. Wagner	65	Executive Vice President, Human Resources and Development

Robert B. Pollock, President, Chief Executive Officer and Director. Biography available in the section entitled “PROPOSAL ONE—ELECTION OF DIRECTORS”.

Michael J. Peninger, Executive Vice President and Chief Financial Officer. Mr. Peninger was appointed Chief Financial Officer of the Company in March 2009, having served as Executive Vice President and Interim Chief Financial Officer since July 2007.

Alan B. Colberg, Executive Vice President, Marketing and Business Development. Mr. Colberg was appointed Executive Vice President, Marketing and Business Development, effective as of his commencement of employment with the Company in March 2011. Prior to this, Mr. Colberg served in multiple positions at Bain & Company, Inc. (“Bain”), including as Managing Director of Bain’s Atlanta office and Southern region from 2000 to 2011, and as global head of the Financial Services practice from 2005 to 2011.

Adam D. Lamnin, Executive Vice President; President and Chief Executive Officer, Assurant Health. Mr. Lamnin was appointed President and Chief Executive Officer of Assurant Health in January 2011, having served as Chief Operating Officer of Assurant Health since October 2009. Prior to that, he served in a variety of leadership roles at Assurant Solutions and Assurant Specialty Property, including as Executive Vice President, Chief Financial Officer and Group Senior Vice President.

Executive Officers

S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer, Assurant Solutions. Mr. Lemasters has been Assurant Solutions’ President and Chief Executive Officer and Executive Vice President of Assurant, Inc. since July 2005.

Gene E. Mergelmeyer, Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property. Mr. Mergelmeyer was appointed Chief Executive Officer of Assurant Specialty Property in August 2007 and President of Assurant Specialty Property and Executive Vice President of Assurant, Inc. in July 2007.

Christopher J. Pagano, Executive Vice President, Treasurer and Chief Investment Officer; President, Assurant Asset Management. Mr. Pagano has been Executive Vice President, Treasurer and Chief Investment Officer since July 2007 and President of Assurant Asset Management, a division of the Company, since January 2005.

John S. Roberts, Executive Vice President; President and Chief Executive Officer, Assurant Employee Benefits. Mr. Roberts was appointed President and Chief Executive Officer of Assurant Employee Benefits and Executive Vice President of Assurant, Inc. in March 2009, having served as Interim President and Chief Executive Officer since July 2007.

Bart R. Schwartz, Executive Vice President, Chief Legal Officer and Secretary. Mr. Schwartz has been Executive Vice President, Chief Legal Officer and Secretary since April 2008.

John A. Sondej, Senior Vice President, Controller and Principal Accounting Officer. Mr. Sondej has been Senior Vice President, Controller and Principal Accounting Officer of the Company since January 2005.

Sylvia R. Wagner, Executive Vice President, Human Resources and Development. Ms. Wagner was appointed Executive Vice President, Human Resources and Development effective April 2009. She previously served as Senior Vice President, Human Resources and Development of Assurant Employee Benefits beginning in May 1995.

The Management Committee of Assurant (the “Management Committee”) consists of the Company’s President and Chief Executive Officer, all of the Company’s Executive Vice Presidents and the Chief Executive Officers of each of Assurant’s operating segments.

Security Ownership of Certain Beneficial Owners

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than 5% of Assurant’s outstanding Common Stock as of February 1, 2014, (a) the number of shares of Common Stock owned (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the SEC) and (b) the percentage of all outstanding shares represented by such ownership as of February 1, 2014 (based on an outstanding share amount of 71,638,104 as of that date).

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially	Percentage of Class
FMR LLC[1]	5,715,454	8.0%
Vanguard Group, Inc.[2].	5,116,872	7.1%
AJO, LP3	4,238,470	5.9%
BlackRock, Inc.[4]	4,031,480	5.6%
State Street Corp.[5]	3,703,932	5.2%

[1]

FMR LLC, 245 Summer Street, Boston, Massachusetts 02210, filed a Schedule 13G/A on February 14, 2014, with respect to the beneficial ownership of 5,715,454 shares. This represented 8.0% of our Common Stock as of February 1, 2014.

[2]

The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, Pennsylvania 19355, filed a Schedule 13G/A on February 11, 2014, with respect to the beneficial ownership of 5,116,872 shares. This represented 7.1% of our Common Stock as of February 1, 2014.

[3]

AJO, LP, 230 S. Broad Street, 20th Fl., Philadelphia, Pennsylvania 19102, filed a Schedule 13G on February 11, 2014, with respect to the beneficial ownership of 4,238,470 shares. This represented 5.9% of our Common Stock as of February 1, 2014.

[4]

BlackRock, Inc., 40 East 52nd Street, New York, New York 10022, filed a Schedule 13G/A on January 1, 2014, with respect to beneficial ownership of 4,031,480 shares. This represented 5.6% of our Common Stock as of February 1, 2014. BlackRock, Inc. has indicated that it filed this Schedule 13G/A on behalf of the following subsidiaries: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Fund Managers Ltd., BlackRock Asset Management Ireland Limited, BlackRock Fund Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Ltd., BlackRock Life Limited.

[5]

State Street Corp., State Street Financial Center, One Lincoln Street, Boston, MA 02111, filed a Schedule 13G on February 3, 2014, with respect to the beneficial ownership of 3,703,932 shares. This represented 5.2% of our Common Stock as of February 1, 2014. State Street Corp. has indicated that it filed this Schedule 13G on behalf of the following subsidiaries: State Street Global Advisors France S.A., State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors LTD, State Street Global Advisors, Australia Limited, State Street Global Advisors Japan Co., Ltd., State Street Global Advisors, Asia Limited.

Security Ownership of Directors and Executive Officers

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information concerning the beneficial ownership of Common Stock as of February 1, 2014 by Assurant’s Chief Executive Officer, Chief Financial Officer, and each of Assurant’s other three most highly compensated executive officers, each director, and all executive officers and directors as a group. As of February 1, 2014, we had 71,638,104 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially[1]	Percentage of Class
Robert B. Pollock	394,486	*

Michael J. Peninger	182,253	*

Alan B. Colberg	19,946	*

Gene E. Mergelmeyer	106,941	*

Christopher J. Pagano	54,323	*

Elaine D. Rosen	7,862	*

Howard L. Carver	27,501	*

Juan N. Cento	10,986	*

Elyse Douglas	2,192	*

Lawrence V. Jackson	7,645	*

David B. Kelso	10,584	*

Charles J. Koch	27,562	*

Jean-Paul L. Montupet	2,403	*

Paul J. Reilly	2,250	*

Robert W. Stein	9,695	*

All directors and executive officers as a group (21 persons)	1,201,920	1.7%

*	Less than one percent of class.

[1]

(a) Includes: for Mr. Pollock, 13,895 shares of Common Stock; and for Mr. Pagano, 3,715 shares of Common Stock; for all directors and executive officers as a group, 17,610 shares of Common Stock held through the Assurant 401(k) Plan, as of December 31, 2013.

(b) Includes for Mr. Stein, 4,695 shares of Common Stock held by the Robert W. Stein Revocable Living Trust and Christine M. Denham Revocable Living Trust, Tenants in Common. Also includes 5,000 shares of Common Stock held by the Denham Stein Family Foundation. Because Mr. Stein serves as a trustee of this tax exempt charitable foundation, Mr. Stein is deemed to “control” these 5,000 shares in which he has no economic interest.

(c) Includes restricted stock units (“RSUs”) that will vest and/or become payable on or within 60 days of February 1, 2014 in exchange for the following amounts of Common Stock as of February 1, 2014: for Mr. Pollock, 74,852 shares (including 37,166 shares that would be issuable

Security Ownership of Directors and Executive Officers

upon retirement); for Mr. Peninger, 32,657 shares (including 16,441 shares that would be issuable upon retirement); for each of Messrs. Colberg and Pagano, 12,239, and for Mr. Mergelmeyer, 45,114 shares (including 30,375 shares that would be issuable upon retirement). RSUs that will vest on or within 60 days of February 1, 2014 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 275,899.

(d) Includes vested and unexercised stock appreciation rights (“SARs”) that could have been exercised on or within 60 days of February 1, 2014 in exchange for the following amounts of Common Stock as of February 1, 2014: for Mr. Carver, 1,056 shares. Vested and unexercised SARs that could have been exercised on or within 60 days of February 1, 2014 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 1,056.

Compensation Discussion & Analysis

Part I – Executive Summary

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were our named executive officers for 2013:

Name	Title
Robert B. Pollock	President and Chief Executive Officer
Michael J. Peninger	Executive Vice President and Chief Financial Officer
Alan B. Colberg	Executive Vice President, Marketing and Business Development
Gene E. Mergelmeyer	Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property
Christopher J. Pagano	Executive Vice President, Treasurer and Chief Investment Officer; President of Assurant Asset Management

Throughout this CD&A, we refer to these individuals as our “NEOs”, to Mr. Pollock as our “CEO” and to Mr. Peninger as our “CFO”.

Impact of 2013 Business Results on NEO Compensation

Highlights for the Company’s 2013 fiscal year1 include:

•	10.6% operating return on equity (“ROE”), excluding accumulated other comprehensive income (“AOCI”)

•	14% growth in diluted operating earnings per share (“EPS”)

•	10.4% annual growth in book value per diluted share, excluding AOCI

•	8.2% growth in net earned premiums, fees and other income

•	Approximately $470 million returned to stockholders in repurchases and dividends

•	Approximately $360 million invested in strategic acquisitions

•	Achievement of strategic enterprise-wide initiative to develop consumer insights to support growth of profit and revenue in targeted growth areas at each business unit

Elements of 2013 Compensation

Base Salary. In 2013 our NEOs’ salaries were as follows:

Robert B. Pollock	$1,000,000
Michael J. Peninger	$630,000
Alan B. Colberg	$545,000
Gene E. Mergelmeyer	$545,000
Christopher J. Pagano	$545,000

Annual Incentive. Solid earnings, disciplined capital management, revenue growth in targeted areas of focus in 2013 and achievement of strategic development goals resulted in annual incentive

[1]	Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

Compensation Discussion & Analysis

Part I – Executive Summary

payments for Messrs. Pollock, Peninger, Colberg and Pagano equal to 1.55 multiplied by their respective target opportunities, and an annual incentive payment to Mr. Mergelmeyer equal to 1.90 multiplied by his target opportunity.

Long-term Incentive Performance Awards. As in recent years, in 2013, our NEOs received long-term equity compensation awards in the form of restricted stock units (“RSUs”) and performance stock units (“PSUs”). Vesting of performance-based equity awards for the 2013-2015 performance cycle will not be determined until after the end of 2015, and our NEOs will be eligible for payouts in respect of these awards in 2016.

Our Executive Compensation Principles

Assurant’s executive compensation programs are designed to align the interests of our executives with those of our stockholders by tying significant portions of their compensation to the Company’s financial performance. The following charts show the relative percentages of target variable (annual and long-term equity incentive) and fixed (base salary) compensation established for our CEO and our other NEOs at the beginning of 2013:

(For additional details on the percentage components of our NEOs’ fixed and variable compensation, see the discussion under “Mix of Target Total Direct Compensation Elements” on page 19.)

Set forth below are our core executive compensation principles, along with key features of our executive compensation program that support these principles:

Executive compensation opportunities at Assurant should be sufficiently competitive to attract and retain talented executives while aligning their interests with those of our stockholders.

•

When setting target total direct compensation opportunities (base salary, annual incentives and long-term equity incentives) for our NEOs, we seek to approximate median levels for comparable positions at companies in our compensation peer group. (For details on our compensation peer group, please see the discussion on page 31.)

•

Each NEO’s annual incentive opportunity is contingent on the Company’s earnings. If the Company does not produce positive net operating income (“NOI”), there can be no annual executive incentive payments.

Compensation Discussion & Analysis

Part I – Executive Summary

•	Long-Term Equity Incentive.

	% Awarded in Form of RSUs	% Awarded in Form of PSUs
2009-2013	50%	50%
2014 and Forward	25%	75%

•	Since 2009, the annual long-term equity incentive award provided to our NEOs has been awarded 50% in the form of PSUs and 50% in the form of RSUs, each with a three-year vesting schedule.

•

To further emphasize our pay for performance philosophy, beginning in 2014, the annual long-term equity incentive award provided to our NEOs will be awarded 75% in the form of PSUs and 25% in the form of RSUs, each with a three-year vesting schedule.

Our incentive-based programs should motivate our executives to deliver above-median results.

•	We design performance goals under our annual executive incentive program so that above-target compensation will be paid only if the Company delivers above-target performance.

•

Payouts with respect to PSU awards are contingent on performance relative to a broad index of insurance companies and only reach above-target levels if our performance exceeds the 50th percentile of this index. No payout is made if performance falls below the 25th percentile of this index.

Our executive compensation programs are informed by strong governance practices that reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management.

•

Under our executive compensation recoupment policy, effective in 2012, the Compensation Committee may recover (“claw back”) annual and long-term incentive compensation from current and former executive officers in the event of a financial restatement as a result of material non-compliance with any financial reporting requirement under the securities laws that has resulted in an overpayment.

•	Under our stock ownership guidelines, our NEOs and directors are required to hold a meaningful amount of Company stock throughout their service.

•	Under our insider trading policy, our NEOs and directors are prohibited from:

•	engaging in hedging and monetizing transactions with respect to Company securities and

•	holding Company securities in a margin account or pledging Company securities as collateral for a loan.

•	Change of control agreements with our NEOs are “double trigger” and do not provide for excise tax gross-ups.

•

In 2013, the Committee, assisted by Towers Watson & Co. (“Towers Watson”) (the Committee’s independent compensation consultant), undertook an annual risk review of the Company’s variable pay plans, policies and practices for all employees, and did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

•	We do not provide excise or other tax gross-up benefits or any significant perquisites to our NEOs.

•	Since 2004, annual incentive payouts have been limited to 200% of each NEO’s target opportunity.

Compensation Discussion & Analysis

Part I – Executive Summary

•

Since 2009, PSU award payouts have been limited to 150% of each NEO’s target opportunity, even if performance exceeded the 75th percentile. No PSU award payout is made if performance falls below the 25th percentile.

•	Assurant does not pay dividends on unvested PSUs.

2013 Say on Pay Vote and Stockholder Engagement

In light of the 93% favorable advisory vote by stockholders to approve executive compensation at the Company’s 2013 annual meeting and our regular discussions with stockholders, and because we believe that our executive compensation program is in line with market practices, we did not implement any significant changes to our program in 2013. Through our investor relations program, we were able to engage with investors throughout the year to receive their input and feedback on aspects of the Company’s executive compensation program.

Compensation Discussion & Analysis

Part II – Elements of Our Executive Compensation Program

II. Elements of Our Executive Compensation Program

Pay Elements

The following table sets forth the primary elements of the compensation programs that apply to our NEOs and the objective each element is designed to achieve:

Compensation Element	Objective/Purpose
Annual base salary

Provides fixed compensation that, in conjunction with our annual and long-term incentive programs, approximates the median level of total target compensation for comparable positions at companies in our compensation peer group.

Attracts and retains talented executives with compensation levels that are consistent with our target total compensation mix.

Annual incentive program

Motivates executives to achieve specific near-term corporate or business segment goals designed to increase long-term stockholder value.

Requires above-target performance to earn an above-target payout.

Long-term equity incentive award program

Motivates executives to consider longer-term ramifications of their actions and appropriately balance long- and near-term objectives.

Reinforces a culture of accountability focused on long-term value creation.

Requires above-median performance for an above-target payout on long-term performance-based equity awards.

Retirement, deferral and health and welfare programs

Provides a competitive program that addresses retirement needs of executives.

Offers NEOs participation in the same health and welfare programs available to all U.S. employees.

Provides an executive long-term disability program.

Payments upon change of control

Provides separation pay upon certain terminations of employment in connection with the sale of the Company or an applicable business segment. Executives are not contractually entitled to separation pay beyond these instances.

Enables executives to focus on maximizing value for stockholders in the context of a change of control transaction.

Compensation Discussion & Analysis

Part II – Elements of Our Executive Compensation Program

Mix of Target Total Direct Compensation Elements

The following charts show the relative percentages of the components of target total direct compensation that were established for our CEO and our other NEOs at the beginning of 2013:

Because our CEO is primarily responsible for achieving the strategic objectives of the Company, his variable compensation, including annual and long-term equity incentives, is a greater portion of his target total direct compensation than that of our other NEOs. A significant portion of his target total direct compensation opportunity is subject to performance goals.

Changes to Compensation Mix in 2013

In January 2013, Towers Watson presented data to the Committee demonstrating that target total direct compensation (base salary, target annual incentive compensation and target long-term incentive compensation) of most of our NEOs continued to fall below median levels for similarly situated executives at companies in our compensation peer group.

To further align NEO compensation with median levels, the Committee increased base salaries for our NEOs for 2013 which had remained unchanged since 2011, as follows:

CEO Compensation. The Committee approved an increase in base salary from $975,000 to $1,000,000.

CFO Compensation. The Committee approved an increase in base salary from $600,000 to $630,000.

Other NEOs. The Committee approved an increase in base salary from $520,000 to $545,000.

The Committee did not increase target annual or long-term incentive opportunities for 2013 which remained at the same levels as in 2012.

2013 Annual Incentive Compensation

In selecting near-term Company or segment goals for the annual incentive program, the Committee takes a number of factors into account, including management’s expectations regarding business performance, results from prior years, Company-specific factors, opportunities for organic and

Compensation Discussion & Analysis

Part II – Elements of Our Executive Compensation Program

strategic growth, the regulatory environment in which our business operates and/or macroeconomic trends (e.g., levels of consumer spending, housing market conditions, unemployment rates and interest rates) that may affect our business. The Committee sets targets that it believes are challenging but have the possibility to be achieved to drive performance.

The following chart shows the relative weightings for each performance goal under our annual incentive program:

Financial Performance (80%): Balancing Growth and Profitability. Since becoming a public company in 2004, we have identified targeted areas that we believe should grow faster than the market and where we believe we can achieve superior returns. We have allocated 40% of our executives’ target annual incentive opportunity to profitability and 40% to revenue growth in these targeted areas. We believe that weighting profitability and growth measures equally motivates our executives to strike an appropriate balance between expanding our businesses and generating greater profitability from them. We use operating measures for these financial targets because they exclude the impact of net realized gains (losses) on investments and other unusual and/or non-recurring or infrequent items.

•

For NEOs who serve in a corporate capacity (our CEO, CFO and Messrs. Colberg and Pagano), revenue growth is measured by a weighted average of the revenue growth of the business segments, and profitability is measured using consolidated operating EPS and operating ROE.[2]

[2]

Consolidated operating EPS is determined by dividing NOI for the Company as a whole by the weighted average number of diluted shares of our Common Stock outstanding during the year. Operating ROE for the Company as a whole is determined by dividing NOI for the Company by average stockholders’ equity for the year, excluding AOCI. For additional information regarding these measures, please see the earnings release, Exhibit 99.1 to our Current Report on Form 8-K furnished to the SEC on February 5, 2014, and the financial supplement posted on the “Investor Relations” section of our website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference into this proxy statement.

Compensation Discussion & Analysis

Part II – Elements of Our Executive Compensation Program

•

For the NEO who serves as a business segment leader (Mr. Mergelmeyer), the financial objectives apply to the business segment he leads. Top-line growth is measured through a combination of net earned premiums and fees and gross written premium. Profitability is measured using NOI and operating ROE for the segment.[3]

For 2013, the Committee established financial targets designed to be challenging and to motivate our senior executives to deliver profitable growth in a difficult economic environment.

Strategic Development (20%): Enterprise Initiatives. Strategic development goals are designed to motivate executives to achieve specified strategic, operational and/or organizational objectives viewed as critical to the Company’s long-term financial success. Performance measurements against strategic development goals for all NEOs are based on certain enterprise-wide projects.

For 2013, the Committee selected goals focused on the development of consumer insight initiatives to support growth of profit and revenue in targeted growth areas at each of the business units.

During the year, management tracked and reported to the Committee on the Company’s progress in this area and recommended a performance rating. On the basis of the Company’s successful implementation of various consumer insight projects designed to enhance consumer experiences and improve products and efficiencies across the enterprise, the Committee approved a 1.75 multiplier for this strategic development goal.

2013 Results. The following table sets forth performance targets applicable to our NEOs for 2013, along with the resulting multipliers:

[3]

NOI for each business segment is determined by excluding net realized gains or losses on investments and unusual and/or infrequent items from net income. Operating ROE for each business segment is determined by dividing NOI for the segment by average stockholders’ equity for the segment. For additional information regarding these measures, please see the earnings release, Exhibit 99.1 to our Current Report on Form 8-K furnished to the SEC on February 5, 2014, and the financial supplement posted on our “our website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference into this proxy statement.

Compensation Discussion & Analysis

Part II – Elements of Our Executive Compensation Program

2013 Annual Incentive Performance Targets and Results1

Weighting	Financial Performance Metric	0.0	0.5	1.0	1.5	2.0	2013 Results	Performance Multiplier	Composite Multiplier
Assurant Enterprise
40%	Profitability								1.55
	25%: Consolidated Operating Earnings per Share (EPS)	$4.85	$5.25	$5.65	$6.05	$6.45	$6.01	1.45
	15%: Operating Return on Equity (ROE)	8.6%	9.3%	10.0%	10.7%	11.4%	10.6%	1.43
40%	Revenue Growth[2]							1.56
20%	Strategic Development Goal—Consumer Insight Initiatives							1.75
Assurant Specialty Property
40%	Profitability								1.90
	25%: Net Operating Income (NOI)	$255	$280	$305	$330	$355	$424	2.00
	15%: Operating Return on Equity (ROE)	20.0%	22.0%	24.0%	26.0%	28.0%	34.0%	2.00
40%	Revenue Growth
	50%: Net earned premium & fee income: all business	$1,875	$1,950	$2,075	$2,200	$2,325	$2,513	2.00
	25% Net earned premium & fee income: targeted growth	$130	$150	$170	$190	$210	$190	1.51
	25%: Gross written premium: core & targeted growth	$1,750	$1,875	$2,000	$2,125	$2,250	$2,428	2.00
20%	Strategic Development Goal—Consumer Insight Initiatives							1.75

[1]

Dollar amounts applicable to performance metrics other than EPS are expressed in millions. The performance targets included in this table are disclosed only to assist investors and other readers in understanding the Company’s executive compensation. They are not intended to provide guidance on the Company’s future performance and should not be relied upon as predictive of the Company’s future performance or the future performance of any of our operating segments.

[2]

The corporate-level revenue growth multiplier is determined based on a weighted average of the revenue growth multipliers applicable to each business segment, which are weighted as follows: Assurant Specialty Property—25%; Assurant Solutions—30%; Assurant Health—25%; and Assurant Employee Benefits—20%. The 2013 business segment revenue growth multipliers are as follows:

•

The revenue growth multiplier for Assurant Solutions was 1.55, based on weighted targets of $2.95 billion for net earned premium and fee income: all business (50%), $340 million for net earned premium and fee income: targeted growth (25%) and $4.60 billion for gross written premium: core and targeted growth (25%), and results of $3.18 billion, $367 million and $4.83 billion in each of these respective categories.

•

The revenue growth multiplier for Assurant Employee Benefits was 1.00, based on weighted targets of $1.04 billion for net earned premium and fee income: all business (50%), $410 million for net earned premium and fee income: targeted growth (25%) and $190 million for gross written premium: core and targeted growth (25%), and results of $1.04 billion, $400 million and $198 million in each of these respective categories.

•

The revenue growth multiplier for Assurant Health was 1.71 based on weighted targets of $1.53 billion for net earned premium and fee income: all business (50%), $165 million for net earned premium and fee income: targeted growth (25%) and $440 million for gross written premium: core and targeted growth (25%), and results of $1.61 billion, $192 million and $706 million in each of these respective categories.

Compensation Discussion & Analysis

Part II – Elements of Our Executive Compensation Program

In 2013, the Company invested approximately $360 million in strategic acquisitions. In the past, expenses, revenues and other effects associated with acquisition activity have been excluded when calculating results under the Assurant, Inc. Executive Short Term Incentive Plan (the “ESTIP”). This year, however, the Committee decided to include such expenses, revenues and other effects in the ESTIP calculation because the acquisition activity occurred in the last part of the year and, with the expenses therefore having a greater impact on 2013 results than the associated revenues, inclusion of these items reduced the enterprise-level multiplier and had no effect on the multiplier for Assurant Specialty Property. Thus, this decision decreased overall executive incentive compensation.

The following table shows target annual incentive compensation, the weighted average composite multipliers for each NEO and the resulting annual incentive award payout for 2013:

NEO	2013 Target Annual Incentive	2013 Composite Multiplier	2013 Annual Incentive Payment
Robert B. Pollock	$1,600,000	1.55	$2,480,000
Michael J. Peninger	$756,000	1.55	$1,171,800
Alan B. Colberg	$545,000	1.55	$844,750
Gene E. Mergelmeyer	$545,000	1.90	$1,035,500
Christopher J. Pagano	$545,000	1.55	$844,750

Annual incentive awards are paid pursuant to the ESTIP. Payments under the ESTIP are generally intended to be deductible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”). The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Company’s net income (defined as net income as reported in the Company’s income statement, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting charges, each as defined by generally accepted accounting principles in the United States of America (“GAAP”) or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis). This aggregate maximum amount is allocated to all participants equally, except that the amount allocated to the Chief Executive Officer is twice the amount allocated to the other participants. With respect to 2013 annual incentives, the Committee exercised negative discretion to reduce participants’ awards by applying the performance goals set forth in the table entitled “2013 Annual Incentive Performance Targets and Results” on page 22, above, and additional negative discretion as described above on this page. (For additional details on IRC Section 162(m), please see the discussion on page 33 under “Tax and Accounting Implications”.)

Long-Term Equity Incentive Compensation

The long-term incentive opportunities as a percentage of base salary for each of our NEOs, as approved by the Compensation Committee in 2012 and unchanged for 2013, are as follows: for the CEO, 325%; for the CFO, 230%, for each of the other NEOs, 200%.

Compensation Discussion & Analysis

Part II – Elements of Our Executive Compensation Program

Since 2009, we have used PSUs and RSUs as our equity compensation vehicles. In 2013, RSUs and PSUs were awarded based on a 50/50 split with a three-year vesting schedule. In 2013, the Committee reevaluated the split and decided to make revisions that will continue to align the awards with evolving market practice and emphasize Company performance. Beginning in 2014, the split between RSUs and PSUs will be 25/75 with a three-year vesting schedule.

PSUs. The Committee selected PSUs as an equity compensation vehicle to ensure that a portion of long-term equity compensation would be paid only if the Company achieves specified financial objectives over an extended period. For each year in the applicable three-year performance cycle, Assurant’s performance with respect to selected metrics is compared against a broad index of insurance companies and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the performance period. In accordance with the terms of the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan (the “ALTEIP”), measurement of the Assurant designated financial performance metrics takes account of unusual or non-recurring events and other extraordinary items.

Compensation Discussion & Analysis

Part II – Elements of Our Executive Compensation Program

Performance-Based Long-Term Equity Plan Design Attributes

Relative Metrics and Weighting	Growth in Book Value Per Share Excluding AOCI[1] — 1/3 Revenue Growth[2] — 1/3 Total Shareholder Return[3] — 1/3
Industry Index[4]

For the 2013 and previous performance periods[4]:

Adjusted A.M. Best U.S. Insurance Index

A.M. Best U.S. Insurance Index, excluding companies with revenues of less than $1 billion or that are not in the health or insurance Global Industry Classification Standard codes (3510 and 4030) (“A.M. Best U.S. Insurance Index”)

For the 2014 and subsequent performance periods:

Adjusted S&P Total Market Index

S&P Total Market Index, excluding companies with revenues of less than $1 billion or those that are not in (i) GICS Insurance Industry (code 4030) or (ii) the Managed Health Care Sub-Industry in GICS Health Care Equipment & Services Industry (code 3510); and including companies that are part of our compensation peer group (“S&P Total Market Index”)

The new S&P Total Market Index is substantially similar in composition to the previous A.M. Best U.S. Insurance Index

For details on the index change please see “Changes to Relative Index beginning with 2014 Performance Period” below

Payout Requirements and Considerations

Payout above target only if above-median performance is achieved

Payouts are capped at 150% of target

Executives do not receive any payout with respect to any PSUs if the Company’s composite percentile ranking falls below the 25th percentile

If the composite percentile ranking is at or above the 75th percentile, the maximum payout of 150% of target is attained

Payouts for performance between the 25th and the 75th percentiles are determined on a straight-line basis using linear interpolation

[1]	Year-over-year growth in the Company’s total stockholder equity, excluding AOCI, divided by diluted shares outstanding at year-end

[2]	Year-over-year growth in total GAAP revenue (net earned premiums, fee and investment income)

[3]	Percentage change on Company stock plus dividend yield percentage

[4]

Starting with the 2010-2012 performance cycle, the index used to measure relative performance was changed to exclude companies in the A.M. Best U.S. Insurance Index with revenues of less than $1 billion or that were not in the health or insurance Global Industry Classification Standard codes. The Committee believed this change would enable more accurate benchmarking of the Company’s performance against the performance of companies of comparable size that operate one or more businesses similar to Assurant

Compensation Discussion & Analysis

Part II – Elements of Our Executive Compensation Program

Performance-Based Long-Term Equity

Payments in respect of PSUs awarded under the ALTEIP are determined by the Committee and based on the composite average percentile ranking relative to an industry index with regard to three specified financial metrics: (i) growth in book value per share excluding AOCI, (ii) revenue growth, and (iii) total shareholder return, all averaged over the three years of the relevant performance period. Such payments are intended to be deductible, to the maximum extent possible, as “performance-based compensation” within the meaning of IRC Section 162(m)(4). Additional information regarding the terms and conditions of PSUs and RSUs awarded under the ALTEIP is provided under the heading “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Long-Term Equity Incentive Awards” on page 39, below. For additional information on PSUs and RSUs granted to our NEOs in 2013, please see columns (g) and (i), respectively, of the “Grants of Plan-Based Awards Table” on page 38 below.

Compensation Discussion & Analysis

Part II – Elements of Our Executive Compensation Program

In support of Assurant’s pay for performance philosophy, in 2013 the Committee approved equity payments for performance share units granted in 2010 based on the above metrics. The Committee determined that the Company’s composite average percentile ranking relative to companies in the A.M. Best U.S. Insurance Index with regard to the three specified financial metrics over the 2010-2012 performance cycle was in the 52nd percentile. Because the Company achieved above median performance over the three-year performance cycle relative to the designated index of peer companies, each of our named executive officers received shares of common stock equal to 104% of the target long-term equity incentive opportunity.

Yearly Average PSU Percentile Ranking
2010	66%
2011	63%
2012	27%
Final Three Year Average Percentile Ranking	52%
Payout as a Percentage of Long-Term Equity Incentive Opportunity	104%

Changes to Index beginning with 2014 Performance Period. As of January 1, 2014, A.M. Best ceased publication of its U.S. Insurance Index, the index that we currently use to assess our relative performance ranking. Thus, for outstanding awards beginning with the 2014 performance period, and for future performance periods, Company performance will be measured against the S&P Total Market Index with the adjustments described in the Performance-Based Long-Term Equity Plan Design Attributes table on page 25, above. The Committee believes that this index will enable us to continue accurate benchmarking of our performance against the performance of companies of comparable size that operate businesses similar to ours. The new S&P Total Market Index is substantially similar in composition to the previous A.M. Best U.S. Insurance Index.

RSUs. RSUs typically vest in equal annual installments over a three-year vesting period and are granted in March of each year.

In addition, from time to time the Committee may grant special awards to executives who demonstrate exceptional performance and are critical to the success of the Company’s business strategy over the long term. These awards typically consist of RSUs subject to vesting periods that are structured to facilitate retention through important business and/or career milestones. In November 2013, the Committee made special RSU grants to Messrs. Colberg, Mergelmeyer and Pagano. The Committee granted 10,000 RSUs to Mr. Mergelmeyer in recognition of his exceptional performance with regard to the Specialty Property business, including continued growth in the number of loans in the portfolio and premiums, increased growth in targeted growth areas, and strategic acquisitions. The Committee granted 3,500 RSUs to Mr. Colberg and 3,500 RSUs to Mr. Pagano in recognition of their partnership in disciplined capital management including the successful execution of strategic M&A transactions in targeted growth areas. To facilitate retention, the awards will vest over a five-year period, vesting in four 10% increments on each of the first four anniversaries of the grant date, with the remaining 60% increment vesting on the fifth anniversary of the grant date, subject to Messrs. Colberg, Mergelmeyer and Pagano’s continued employment through the applicable vesting dates.

Stock Ownership Guidelines. Executives’ ownership of Company stock aligns their financial interests with those of other stockholders. For this reason, the Company has implemented ownership

Compensation Discussion & Analysis

Part II – Elements of Our Executive Compensation Program

requirements for each of our NEOs. NEOs who fail to comply with the guidelines by their respective compliance dates will be prohibited from selling any shares of Assurant stock until compliance is achieved. Additional information about our Stock Ownership Guidelines is provided under the heading “Stock Ownership Guidelines” on page 32, below.

Compensation Levels and Pay Mix for 2014

In January 2014, the Committee evaluated the target total direct compensation (base salary, target annual incentive compensation and target long-term incentive compensation) of our NEOs and, in order to continue to approximate median levels, approved an increase in base salaries for NEOs, other than the CEO, as follows:

•	CFO. The Committee approved an increase in base salary from $630,000 to $675,000.

•	Other NEOs. The Committee approved an increase in base salary from $545,000 to $565,000.

To further align the NEO pay mix with market levels and to emphasize the variable component of such pay mix, the Committee also approved certain increases in target annual incentive and target long-term incentive opportunities which had remained unchanged since 2011 and 2012 respectively, for our NEOs as follows:

•

CEO. The Committee approved an increase in target annual incentive opportunity from 160% to 175% of base salary and an increase in target long-term incentive opportunity from 325% to 450% of base salary.

•	CFO. The Committee approved an increase in target long-term incentive opportunity from 230% to 250% of base salary.

•	Other NEOs. The Committee approved an increase in target long-term incentive opportunity from 200% to 225% of base salary.

Compensation Discussion & Analysis

Part III – The Compensation Committee’s Decision-Making Process

III. The Compensation Committee’s Decision-Making Process

The Committee oversees our executive compensation program and advises the full Board on general aspects of Assurant’s compensation and benefit policies. The Committee is composed entirely of independent directors, as determined in accordance with its charter, our Corporate Governance Guidelines and applicable NYSE rules. The Committee’s charter and our Corporate Governance Guidelines are available under the “Corporate Governance” tab of the “Investor Relations” section of our website at http://ir.assurant.com.

Role of the Committee

The Committee evaluates the recommendations of the CEO (for the compensation of the other NEOs) along with information and analysis provided by Towers Watson, including publicly available peer group compensation data. Towers Watson also provides survey data based on its Financial Services database for the Committee’s reference. The Committee exercises its discretion in evaluating, modifying, approving or rejecting the CEO’s recommendations and makes all final decisions with regard to base salary, short-term incentives and long-term incentives for all executive officers, including the NEOs. The Committee also meets periodically in executive session without any members of management present to discuss recommendations and make decisions with respect to compensation of the Company’s executive officers. In fulfilling its responsibilities, the Committee may delegate any or all of its responsibilities to a subcommittee of the Committee.

Annual Compensation Review

The following chart outlines the Committee’s annual process in setting NEO compensation:

Step 1	Step 2	Step 3

• Committee reviews pay for performance analysis prepared by independent compensation consultant.	• Committee reviews target direct compensation at peer group companies.	• Committee establishes total direct compensation opportunities for NEOS.

• Committee also considers input from the CEO on compensation of other NEOs.	(Availability of peer compensation data typically lags behind annual schedule used to set executive pay.)	(The Committee also reviews the allocations among each component of total direct compensation.)

Input from Management

Our CEO is not involved in the Committee’s determination of his compensation. Although he completes a self-assessment of his own performance against prescribed criteria, each independent director separately assesses his performance on the same criteria. He annually reviews the performance and compensation of each member of our Management Committee in consultation with the Executive Vice President, Human Resources and Development and makes recommendations regarding their compensation to the Committee. The CEO also provides input to the Committee, in consultation with the Company’s Chief Financial Officer and Executive Vice President, Human Resources and Development, on the annual incentive plan performance goals for the Company’s executive officers.

Compensation Discussion & Analysis

Part III – The Compensation Committee’s Decision-Making Process

Input from Independent Compensation Consultant

The Committee has engaged Towers Watson as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation and relevant market practices and trends with respect to the compensation of our executive officers and non-management directors (as applicable). Among other things, Towers Watson prepares reports, delivers presentations and engages in discussions with the Committee regarding the information collected. These reports, presentations and discussions may address topics ranging from strategic considerations for compensation programs generally to the amount or specific components of each executive officer’s compensation. Towers Watson also reviews and provides input on the portions of the Company’s annual proxy statement regarding executive and director compensation matters.

At the direction of the Chair of the Committee, Towers Watson reviews Committee materials and management’s recommendations in advance of each Committee meeting or other Committee communication. Towers Watson participates in most Committee meetings, in each case at the request of the Chair of the Committee. The decisions made by the Committee are the responsibility of the Committee and may reflect factors other than the recommendations and information provided by Towers Watson.

During 2013, the Committee conducted an independence review of Towers Watson, considering certain factors, including, among other things: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. As a result of this review, the Committee concluded that no conflict of interest exists with respect to the services provided by Towers Watson.

Level of Compensation Provided

Market Positioning. We aim to set target total direct compensation for each NEO at approximately the median level provided to executives with similar responsibilities at companies in our compensation peer group, based on the most recent publicly available data, as analyzed by Towers Watson.

Compensation Discussion & Analysis

Part III – The Compensation Committee’s Decision-Making Process

Our Compensation Peer Group.* While we face competition in each of our businesses, no single competitor directly competes with us in all business lines. Additionally, the business lines in which we operate are generally characterized by a limited number of competitors. We believe that the following companies collectively represent the best match for Assurant because they operate in the insurance or financial services sector and may share one or more of the following characteristics with us: similar product lines; similar services and business models; similar revenues and assets; and a similar talent pool for recruiting new employees:

• Aetna Inc.	• Genworth Financial, Inc.	• Stancorp Financial Group, Inc.

• Aflac Incorporated	• Hanover Insurance Group Inc.	• Sunlife Financial, Inc.

• CIGNA Corporation	• Humana Inc.	• Torchmark Corporation

• CNO Financial Group, Inc.	• Markel Corporation	• Unum Group

• CNA Financial Corporation	• Principal Financial Group, Inc.	• W.R. Berkley Corporation

*	We have not made any changes to our peer group since 2006. In 2013 Coventry Health Care, Inc. was removed from the group due to its acquisition by Aetna Inc. in May 2013.

Compensation Discussion & Analysis

Part IV – Governance Features of Executive Compensation

IV. Governance Features of Executive Compensation

Our executive compensation programs are guided by strong governance practices intended to reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management. Summarized below are the key governance features of our executive compensation programs.

Executive Compensation Recoupment (“Clawback”) Policy

Effective January 1, 2012, the Committee implemented a policy regarding the recoupment of performance-based incentive compensation awarded to the Company’s key executives on or after such date. The policy provides that, in the event that the Company is required to prepare a restatement of its financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Committee may recover the excess of (x) any annual cash incentive and long-term cash or equity-based incentive award amounts provided to any of the Company’s current or former executive officers based on the original financial statements (including any deferrals thereof) over (y) the amounts that would have been provided based on the restatement. The recovery period may comprise up to three years preceding the date on which the Company is required to prepare the restatement. This is in addition to the clawback requirements of the Sarbanes-Oxley Act applicable to the CEO and CFO.

In determining whether to seek recovery of any excess incentive-based compensation, the Committee will consider (i) whether a covered individual engaged in intentional misconduct that contributed to the requirement to prepare a restatement, (ii) whether the assertion of a claim may violate applicable law or adversely affect the Company in any related proceeding or investigation, (iii) the cost and likely outcome of any potential litigation in connection with the Company’s efforts to recover excess incentive-based compensation, and (iv) any other factors it deems appropriate.

Stock Ownership Guidelines

As noted above, we believe that a sustained level of stock ownership is critical to ensuring that the creation of long-term value for our stockholders remains a primary objective for our executives and non-employee directors. Accordingly, the Company adopted Stock Ownership Guidelines and holding requirements for its non-employee directors and senior executives. The current Guidelines are as follows:

Position	Minimum Stock Ownership Requirement
Non-Employee Director	Market value of 5 times annual base cash retainer

Chief Executive Officer	Market value of 5 times current base salary

Assurant, Inc. Executive Vice President (including all other NEOs)	Market value of 3 times current base salary

Individuals have five years from their permanent appointment to a specified position to acquire the required holdings. The compliance date for Messrs. Pollock and Peninger was July 1, 2011. The compliance date for Mr. Mergelmeyer was July 16, 2012. The compliance date for Mr. Pagano was August 1, 2012. Mr. Colberg has a compliance date of March 28, 2016. Eligible sources of shares include personal holdings, shares held in trust for the named executive officer or an immediate

Compensation Discussion & Analysis

Part IV – Governance Features of Executive Compensation

family member thereof, vested or unvested restricted stock and RSUs, 401(k) plan holdings and Employee Stock Purchase Plan shares. Shares underlying PSUs are not counted toward the holding requirement until delivered. The Committee tracks the ownership amounts of the non-employee directors and the Management Committee on an annual basis. As of December 31, 2013, all of our NEOs were in compliance with the Company’s stock ownership requirements, including Mr. Colberg whose compliance date has not yet occurred.

Timing of Equity Grants

Assurant does not coordinate the timing of equity awards with the release of material non-public information. Under the Company’s Equity Grant Policy, annual equity awards granted by the Committee pursuant to the ALTEIP must be granted on the second Thursday in March each year. If the Committee decides that a second grant in the same calendar year is necessary for, among other reasons, salary adjustments, promotions or new hires, additional awards under the ALTEIP may generally be granted on the second Thursday in November.

Prohibition on Hedging and Pledging Transactions

The NEOs are subject to the Company’s Insider Trading Policy, which prohibits employees and directors from engaging in hedging or monetizing transactions with respect to Company securities they own as well as holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Tax and Accounting Implications

Prior to 2013, IRC Section 162(m) limited the federal income tax deductibility of certain compensation amounts in excess of $1 million paid to a public corporation’s chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) unless such executive compensation was awarded under a performance-based plan approved by stockholders and meets certain additional requirements. Effective for 2013, Section 162(m)(6), which applies to compensation paid by health insurance companies including the Company, was added to the IRC as part of the Patient Protection and Affordable Care Act and includes an annual deduction limit of $500,000 per employee. This tax deduction limitation will apply whether or not the compensation paid is performance-based or is provided pursuant to a plan approved by stockholders. The Committee continues to emphasize performance-based compensation for Assurant’s executives and seeks to maximize deductibility of compensation under Section 162(m). However, because the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executives necessary to successfully execute the Company’s business strategy, the Committee may approve non-deductible compensation.

The compensation that we pay to the NEOs is reflected in our consolidated financial statements as required by GAAP. The Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executives. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.

Compensation Discussion & Analysis

Part V – Benefits

V. Benefits

Assurant’s NEOs participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to the Company’s U.S. employees. In addition, they are eligible for certain change of control benefits, supplemental retirement plans and executive disability benefits as described below.

Change of Control Benefits. Assurant is party to a change of control agreement (a “COC Agreement”) with each of its NEOs. The purpose of these COC Agreements is to enable our executives to focus on maximizing stockholder value in the context of a control transaction without regard to personal concerns related to job security.

The COC Agreements with our NEOs contain a “double trigger,” meaning that benefits are generally payable only upon a termination of employment “without cause” or for “good reason” within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. In addition, these agreements do not contain excise tax gross-up provisions. Rather, in the event of a change of control, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G of the IRC, whichever amount provides the greater after-tax value for the executive.

Additional information regarding the terms and conditions of the COC Agreements is provided under the heading “Narrative to the Potential Payments Upon Termination or Change of Control Table—Change of Control Agreements” on page 54, below.

Retirement Plans. We have a Supplemental Executive Retirement Plan (the “SERP”), an Executive Pension Plan (the “Executive Pension Plan”), an Executive 401(k) Plan (the “Executive 401(k) Plan”) and a Pension Plan (the “Pension Plan”). These retirement plans are intended to provide our NEOs with competitive levels of income replacement upon retirement and thus to attract and retain talented executives in key positions. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($255,000 for 2013). The SERP is designed to supplement the pension benefits provided under the Pension Plan, Executive Pension Plan and Social Security so that total income replacement from these programs will equal up to 50% of an NEO’s base salary plus his annual incentive target. Effective January 1, 2014, the SERP was closed to new participants. Additional information regarding the terms and conditions of these plans is provided under the headings “Narrative to the Pension Benefits Table” on page 44, below, and “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 49, below.

Deferred Compensation Plans. Each of the NEOs is eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan enables key employees to defer a portion of eligible compensation, which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to comply with IRC Section 409A (“Section 409A”). Before the adoption of Section 409A and the establishment of the ADC Plan in 2005, the NEOs were eligible to participate in either the Assurant Investment Plan (the “AIP”) or the American Security Insurance Company Investment Plan (the “ASIC Plan”). However, after the enactment of Section 409A, both plans were frozen as of January 1, 2005 and, currently, only withdrawals are permitted.

Compensation Discussion & Analysis

Part V – Benefits

Additional information regarding the terms and conditions of these plans is provided under the heading “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 49, below.

Long-Term Disability Benefits. As part of the Company’s general benefits program, the Company provides Long-Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of an employee’s monthly plan pay (which is generally defined as base salary plus the amount of the employee’s target bonus percentage), up to a maximum monthly benefit of $15,000. As an additional benefit, each NEO is eligible for Executive LTD coverage, subject to underwriting for amounts in excess of a guaranteed monthly benefit of $3,000. Executive LTD supplements benefits payable under the group LTD policy and provides a maximum monthly benefit of $10,000.4 The combined maximum LTD (group LTD and Executive LTD) benefit is $25,000 per month, except for Mr. Pollock, whose combined maximum benefit is $26,671 per month. Executive LTD is provided through the purchase of individual policies and is fully paid for by the Company.

Additional information regarding Executive LTD benefits is provided in footnote 3 to the Summary Compensation Table on page 37, below.

[4]

Because some of Mr. Pollock’s earlier policies included an automatic increase provision, his current per month benefit under the Executive LTD program is $11,671. The automatic increase provision expired in 2010. Combined with the group LTD maximum benefit of $15,000, this gives Mr. Pollock a combined monthly benefit (including group and Executive LTD) of $26,671.

Executive Compensation

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2013, 2012 and 2011 as applicable.

Summary Compensation Table for Fiscal Years 2013, 2012 and 2011

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards[1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[2] ($)	All Other Compensation[3] ($)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Robert B. Pollock, President and Chief Executive Officer	2013 2012 2011	1,000,000 975,000 975,000	— — —		3,250,333 3,167,569 2,911,940	— — —	2,480,000 2,059,200 1,981,200	— 2,449,487 3,233,211	359,259 372,780 287,989	7,089,592 9,024,036 9,389,340
Michael J. Peninger, Executive Vice President and Chief Financial Officer	2013 2012 2011	630,000 600,000 600,000	— — —		1,449,191 1,379,521 1,194,644	— — —	1,171,800 950,400 914,400	— 707,247 2,389,938	192,851 202,271 183,354	3,443,842 3,839,439 5,282,336
Alan B. Colberg, Executive Vice President, Marketing and Business Development	2013 2012 2011	545,000 520,000 395,417	— — 7,500,000	[4]	1,305,730 1,039,623 905,920	— — —	844,750 686,400 660,400	224,733 71,549 —	99,274 87,978 6,968	3,019,487 2,405,550 9,468,705
Gene E. Mergelmeyer, Executive Vice President and Chief Executive Officer, Assurant Specialty Property	2013 2012 2011	545,000 520,000 520,000	— — —		1,706,065 1,400,324 1,287,320	— — —	1,035,500 930,800 702,000	26,171 887,044 995,622	195,388 165,556 145,390	3,508,124 3,903,724 3,650,332
Christopher J. Pagano, Executive Vice President, Treasurer and Chief Investment Officer; President, Assurant Asset Management	2013	545,000	—		1,305,730	—	844,750	—	139,253	2,834,733

[1]

The amounts reported in column (e) for 2013, 2012 and 2011 represent awards of PSUs and RSUs. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date. Please see column (k) in the Grants of Plan-Based Awards table on page 38 for the closing price on the grant date for 2013 awards.

The amounts included in column (e) for PSUs were computed based on the achievement of target level performance for each award. As described in “CD&A—Long-Term Equity Incentive Compensation—PSUs” on page 24 above, payouts for PSU awards can range from no payout (for performance that falls below the 25th percentile of the relative index) to 150% maximum payout (for performance at or above the 75th percentile of the relative index). Assuming the achievement of maximum level performance for each NEO, and as required to be disclosed in this footnote, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: (i) for awards granted in 2013: $4,063,008 for Mr. Pollock; $1,811,530 for Mr. Peninger; $1,578,302 for each of Messrs. Colberg and Pagano; and $1,978,637 for Mr. Mergelmeyer (ii) for awards granted in 2012: $3,959,197 for Mr. Pollock; $1,724,298 for Mr. Peninger; $1,299,435 for Mr. Colberg; and $1,660,157 for Mr. Mergelmeyer; (iii) for awards granted in 2011: $3,636,668 for Mr. Pollock; $1,491,969 for Mr. Peninger; and $1,131,387 for Mr. Colberg; and $1,512,787 for Mr. Mergelmeyer. The grant date fair value of PSUs was estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 16, Stock Based Compensation—Performance Share Units, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC (the “2013 Form 10-K”) for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

Executive Compensation

[2]

The change in pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Company’s three defined benefit pension plans (the SERP, the Executive Pension Plan and the Assurant Pension Plan) from December 31, 2012 to December 31, 2013, from December 31, 2011 to December 31, 2012 and from December 31, 2010 to December 31, 2011. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits at December 31, 2011, December 31, 2012 or December 31, 2013 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2010, December 31, 2011 or December 31, 2012, as applicable. Present values of accumulated benefits at December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2013 use the same assumptions as included in the financial statements in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2013, respectively, as filed with the SEC. In accordance with Instruction 3 to Regulation S-K Item 402(c)(2)(viii), the actual 2013 values for column (h) for Messrs. Pollock, Peninger and Pagano are ($912,286), ($129,309) and ($91,747) respectively.

[3]

The table below details the amounts reported in the “All Other Compensation” column, which includes premiums paid for Executive LTD, Company contributions to the Executive 401(k) Plan, Company contributions to the Assurant 401(k) Plan, dividends and dividend equivalents, and certain other amounts during 2013:

Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contributions to Assurant 401(k)	Perquisites and Other Personal Benefits	Dividends and Dividend Equivalents[a]	Other Amounts[b]	Total
Robert B. Pollock	$4,341	$168,252	$15,300	$—	$171,366	$—	$359,259
Michael J. Peninger	$4,533	$79,524	$15,300	$—	$93,494	$—	$192,851
Alan B. Colberg	$1,768	$58,584	$15,300	$—	$23,622	$—	$99,274
Gene E. Mergelmeyer	$2,521	$73,908	$15,300	$—	$92,259	$11,400	$195,388
Christopher J. Pagano	$2,785	$58,584	$15,300	$—	$62,584	$—	$139,253

[a]

The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2013 on unvested RSUs that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) of the Summary Compensation Table for prior years reflect the dollar value of dividends and dividend equivalents paid on unvested awards of restricted stock and RSUs in those respective years that were not factored into the grant date fair value required to be reported for these awards in column (e). Dividend equivalents were paid on 2010 PSUs for shares vested in 2013; and on 2009 PSUs for shares vested in 2012. No dividends or dividend equivalents were paid on PSUs granted in 2013, 2012 or 2011.

[b]

Amounts in this column reflect (i) in the case of Mr. Mergelmeyer, an $11,000 payment made in 2013 for unused vacation time during 2013, and a $400 Health Savings Account taxable income, each as required by California state law.

[4]

As previously disclosed, the Company made a cash sign-on payment to Mr. Colberg of $7.5 million which included certain clawback provisions upon termination. For further details, please see the Company’s Proxy Statement filed on March 27, 2012.

Executive Compensation

Grants of Plan-Based Awards

The table below sets forth individual grants of awards made to each NEO during 2013.

Grants of Plan-Based Awards Table for Fiscal Year 2013

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)[3]	Grant Date Fair Value of Stock and Option Awards ($)[3]
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert B. Pollock	3/14/2013	—	—	—	—	—	—	36,756	—	44.21		$1,624,983
	3/14/2013	—	—	—	18,378	36,756	55,134	—	—	44.22		$1,625,350
	—	0	1,600,000	3,200,000	—	—	—	—	—	—		—
Michael J. Peninger	3/14/2013	—	—	—	—	—	—	16,388	—	44.21		$724,513
	3/14/2013	—	—	—	8,194	16,388	24,582	—	—	44.22		$724,677
	—	0	756,000	1,512,000	—	—	—	—	—	—		—
Alan B. Colberg	3/14/2013	—	—	—	—	—	—	12,328	—	44.21		$545,021
	3/14/2013 11/14/2013	— —	— —	— —	6,164 —	12,328 —	18,492 —	— 3,500	— —	44.22 61.59	$ $	545,144 215,565
	—	0	545,000	1,090,000	—	—	—	—	—	—		—
Gene E. Mergelmeyer	3/14/2013	—	—	—	—	—	—	12,328	—	44.21		$545,021
	3/14/2013 11/14/2013	— —	— —	— —	6,164 —	12,328 —	18,492 —	— 10,000	— —	44.22 61.59	$ $	545,144 615,900
	—	0	545,000	1,090,000	—	—	—	—	—	—		—
Christopher J. Pagano	3/14/2013	—	—	—	—	—	—	12,328	—	44.21		$545,021
	3/14/2013	—	—	—	6,164	12,328	18,492	—	—	44.22		$545,144
	11/14/2013	—	—	—	—	—	—	3,500	—	61.59		$215,565
	—	0	545,000	1,090,000	—	—	—	—	—	—		—

[1]

The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier by each NEO’s annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2013 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

[2]

As described in the “CD&A—Long-Term Incentive Compensation—PSUs” beginning on page 24 above, payouts for PSU awards can range from no payment (for performance that falls below the 25th percentile of the industry index) to 150% maximum payout (for performance at or above the 75th percentile of the industry index).

[3]

The base price of 2013 RSU awards is equal to the closing price of Assurant, Inc. Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date.

The base price of 2013 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance and estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 16, Stock Based Compensation-Performance Share Units, of the Company’s 2013 Form 10-K for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards

Annual incentive awards are paid pursuant to the ESTIP approved by the Company’s stockholders in May 2008. After the end of each year, the Committee certifies the amount of the Company’s net income and the

Executive Compensation

maximum award amounts that can be paid under the ESTIP. The Committee then has discretion to pay an incentive award that is less than the applicable maximum. For 2013, the Committee exercised negative discretion to reduce participants’ awards by applying the performance goals described in the CD&A under the heading “—2013 Annual Incentive Compensation” beginning on page 19, above, and additional negative discretion as described on page 23, above. The threshold, target and maximum payout amounts disclosed in the Grants of Plan-Based Awards Table reflect the application of these performance goals and additional negative discretion.

Long-Term Equity Incentive Awards

Our equity-based awards have been granted under two long-term incentive compensation plans: the ALTEIP and the Assurant, Inc. 2004 Long-Term Incentive Plan (the “ALTIP”). The ALTEIP was approved by the Company’s stockholders in May 2008. Since then, equity grants to our NEOs have been awarded pursuant to the ALTEIP.

Except for the RSUs granted to Mr. Mergelmeyer in November of 2012 and the RSUs granted to Messrs. Colberg, Mergelmeyer and Pagano in November 2013, RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to full or partial acceleration in connection with certain qualifying events. The RSUs granted to Mr. Mergelmeyer in November of 2012 and the RSUs granted to Messrs. Colberg, Mergelmeyer and Pagano in November 2013 vest over a five-year period, vesting in four 10% increments on each of the first four anniversaries of the grant date, with the remaining 60% increment vesting on the fifth anniversary of the grant date, subject to Messrs. Colberg, Mergelmeyer and Pagano’s continued employment through the applicable vesting dates. Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs. PSUs vest on the third anniversary of the grant date, subject to a participant’s continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.

For a discussion of the role of long-term equity incentive compensation in our overall NEO compensation program, as well as an explanation of the ratio of long-term equity incentive compensation to total compensation, please see the sections entitled “CD&A—Mix of Target Total Direct Compensation Elements” and “—Long-Term Equity Incentive Compensation” on pages 19 and 23, above, respectively.

Executive Compensation

Outstanding Equity Awards at Fiscal Year End

The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2013.

Outstanding Equity Awards Table for Fiscal Year 2013

Option Awards[1]						Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Robert B. Pollock						36,756	[4]	$2,439,496
									38,315	[5]	$2,542,967
									37,985	[6]	$2,521,064
									18,378	[7]	$1,219,748
Michael J. Peninger						16,388	[4]	$1,087,672
									15,719	[5]	$1,043,270
									16,543	[6]	$1,097,959
									8,194	[7]	$543,836
Alan B. Colberg						3,974	[8]	$263,754
						8,312	[9]	$551,667
						12,328	[4]	$818,209
						3,500	[10]	$232,295
									11,920	[5]	$791,130
									12,467	[6]	$827,435
									6,164	[7]	$409,105
Gene E. Mergelmeyer						12,328	[4]	$818,209
						10,000	[10]	$663,700
									11,920	[5]	$791,130
									12,467	[6]	$827,435
									6,164	[7]	$409,105
Christopher J. Pagano						7,000	[11]	$464,590
						3,974	[8]	$263,754
						8,312	[9]	$551,667
						12,328	[4]	$818,209
						3,500	[10]	$232,295
									11,920	[5]	$791,130
									12,467	[6]	$827,435
									6,164	[7]	$409,105

[1]	These columns represent awards under the ALTEIP. Awards are PSUs or RSUs.

[2]

Prior to the adoption of the ALTEIP in May 2008, our NEOs were awarded stock appreciation rights (“SARs”) and shares of restricted stock under the ALTIP. All SARs and restricted stock awards granted to the NEOs under the ALTIP have vested.

Executive Compensation

[3]	Value was determined using the December 31, 2013 closing price of our Common Stock of $66.37.

[4]	This RSU award was granted on March 14, 2013 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[5]

This PSU award was granted on March 10, 2011 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at target levels, as the Company’s ranked average performance for 2011 and 2012 relative to the applicable index did not exceed the applicable performance targets. The Company’s ranked average performance for 2013 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2011-2013 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[6]

This PSU award was granted on March 8, 2012 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at target levels, as the Company’s ranked average performance for 2012 relative to the applicable index did not exceed the applicable performance targets. The Company’s ranked average performance for 2013 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2012-2014 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[7]

This PSU award was granted on March 14, 2013 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item (402)(f)(2), the values for this award in columns (i) and (j) are reported at threshold levels, as the Company’s ranked average performance for 2013 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2013-2015 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[8]	This RSU award was granted on March 10, 2011 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[9]	This RSU award was granted on March 8, 2012 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[10]

This RSU award was granted on November 14, 2013 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[11]

This RSU award was granted on December 9, 2010 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

Executive Compensation

Option Exercises and Stock Vested in Last Fiscal Year

The following table provides information regarding all of the SARs that were exercised by the NEOs during 2013, and all RSUs, PSUs and shares of restricted stock held by the NEOs that vested during 2013 on an aggregated basis.

Option Exercises and Stock Vested Table for Fiscal Year 2013

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[1]
(a)	(b)	(c)	(d)		(e)
Robert B. Pollock	57,428	3,054,595	25,324	[2]	878,743
			12,661		542,397
			44,937	[3]	2,134,508
Michael J. Peninger	18,599	1,016,621	11,029	[2]	382,706
			5,514		236,220
			17,345	[3]	823,888
Alan B. Colberg	—	—	3,973		170,203
			4,155		178,000
Gene E. Mergelmeyer	—	—	1,000		59,720
			6,000	[2]	370,800
			13,797	[3]	655,358
			4,422		192,667
			1,500		97,815
			10,500	[2]	648,900
			3,973		170,203
			3,974	[2]	245,593
			1,000		59,840
			8,000	[2]	494,400
			4,155		178,000
			8,312	[2]	513,682
			1,000		59,840
			9,000	[2]	556,200
Christopher J. Pagano	—	—	4,422		192,667
			3,973		170,203
			4,155		178,000
			13,797	[3]	655,358
			1,000		65,210

[1]

The value realized on exercise and/or vesting was determined using the closing price of Assurant, Inc. Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

[2]

These amounts represent the value of outstanding RSU awards granted to Messrs. Pollock and Peninger in 2012, and any awards granted prior to 2013 to Mr. Mergelmeyer that, in accordance with the terms of the applicable award agreements, became fully vested in 2013 because these executives are eligible for retirement. Payouts in respect of these awards will continue in accordance with the standard three-year vesting schedule, subject to full payout in the event of an actual retirement from employment (in

Executive Compensation

compliance with IRC Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the Company’s Common Stock and may differ from the amount set forth above.

[3]

These amounts represent the value of PSU awards granted in 2010 that, in accordance with the terms of the applicable award agreements, became fully vested in 2013. The performance ranking for these awards exceeded the median performance of the peer group which resulted in a final payout amount of 104% of target shares awarded. Accordingly, the amount of compensation actually realized upon a payout is based on the fair market value of the Company’s Common Stock on the date the Assurant Compensation Committee approved the performance ranking, which was April 11, 2013.

Pension Benefits

The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans: the SERP and the Executive Pension Plan. In addition, the Company maintains the Pension Plan, a broad-based, tax qualified, defined benefit pension plan.

The table below provides information for each defined benefit plan that provides for pension payments to the NEOs.

Pension Benefits Table for Fiscal Year 2013

Name	Plan Name	Number of Years of Credited Service[1] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Robert B. Pollock[2]	Pension Plan	31.5	875,700
	Executive Pension Plan	31.5	581,601
	SERP	20	16,939,575
Michael J. Peninger[2]	Pension Plan	27	732,796
	Executive Pension Plan	27	490,070
	SERP	20	7,832,137
Alan B. Colberg	Pension Plan	2	15,150
	Executive Pension Plan	2	57,204
	SERP	2.75	223,928
Gene E. Mergelmeyer[2]	Pension Plan	16	361,029
	Executive Pension Plan	16	246,304
	SERP	16.33	3,563,270
Christopher J. Pagano	Pension Plan	17	178,560
	Executive Pension Plan	17	585,749
	SERP	17.83	3,216,710

Executive Compensation

[1]	None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

[2]	As of December 31, 2013, Mr. Pollock, Mr. Peninger and Mr. Mergelmeyer met the requirements for retirement eligibility (age 55 with 10 years of service).

Narrative to the Pension Benefits Table

The following is a description of the plans and information reported in the Pension Benefits Table.

The Pension Plan

Eligible employees employed by the Company prior to January 1, 2014, may generally participate in the Pension Plan on January 1 or July 1 after completing one year of service with the Company. Employees hired by the Company on or after January 1, 2014 are not eligible to participate in the Pension Plan. Credited service for determining a participant’s benefit accrues after an employee begins participating in the plan and has no limit. Eligible compensation under this plan is subject to the applicable limit under IRC Section 401(a)(17) ($255,000 for 2013). Each active plan participant on December 31, 2000 was given the choice to continue having his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Benefits for employees joining (or rejoining) the plan after December 31, 2000 are determined under the current pension formula. Messrs. Pollock, Peninger and Mergelmeyer are covered under the prior plan formula. Messrs. Colberg and Pagano are covered under the current plan formula.

Under the current plan formula, the lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the participant’s termination of employment. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years 30 and over	12%

Under the current plan formula, the present value of accumulated benefits at December 31, 2013 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2013, but is not less than the present value of accrued benefits under the prior plan formula as of December 31, 2000.

The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus

Executive Compensation

(b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated benefits at December 31, 2013 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 35% of executives will receive their payments in the form of a life annuity and 65% of executives will receive their payments in the form of a 50% joint & survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 4.98% and the RP 2000 generational mortality table (which is the mortality table assumption from the plan’s most recent financial statement disclosure).

The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula generally can commence his or her benefit at age 55, provided that he or she has accrued ten years of credited service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.

The Executive Pension Plan

Eligible employees employed by the Company prior to January 1, 2014, may generally begin participating in the Executive Pension Plan on January 1 or July 1 after completing one year of service with the Company and when their eligible compensation exceeds the IRC Section 401(a)(17) compensation limit ($255,000 for 2013). Employees hired by the Company on or after January 1, 2014 are not eligible to participate in the Executive Pension Plan. For participants who are covered under the prior plan formula, eligible compensation was capped for 2013 at $405,000 and this cap is adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula is not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also apply to the Executive Pension Plan. Messrs. Pollock, Peninger and Mergelmeyer are covered under the prior plan formula. Messrs. Colberg and Pagano are covered under the current plan formula.

A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the IRC limit) reduced by the benefit payable under the Pension Plan. The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under Section 409A. Service covered under each of these formulas begins with participation in the Executive Pension Plan and has no limit. A participant becomes vested in the benefits under the Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All the named executive officers are 100% vested in their Executive Pension Plan benefit.

The methodology for determining the present value of the accumulated benefits under the Executive Pension Plan uses the same assumptions and methodologies as the Assurant Pension Plan described

Executive Compensation

above, except that benefits calculated under the prior plan formula are paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits at December 31, 2013 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings as of December 31, 2013 offset by the Assurant Pension Plan benefits. For prior plan benefits, the present value of accumulated benefits at December 31, 2013 is based on the benefit produced under the prior plan formula converted to a lump sum payment5 at the plan’s normal retirement age of 65.

The SERP

Prior to January 1, 2014, an executive was nominated by the Company and approved by the Committee for participation in the SERP. Effective January 1, 2014, the Committee closed the SERP to any new participants. Under the SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a “Target Benefit” that is offset by the participant’s benefit payable from the Pension Plan, the Executive Pension Plan and the participant’s estimated Social Security benefit. The Target Benefit is equal to 50% of the participant’s eligible compensation multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service at termination, and whose denominator is equal to 240. After 20 years of credited service and turning age 60, 62 or 65, as applicable, a participant will earn a full 50% benefit under the SERP payable as a life annuity. Generally, credited service is based on the participant’s years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the SERP at the discretion of the Committee. In 2006, based on a study of the market practice, the Committee approved a change to the normal retirement age from age 60 to age 62. This change is effective only for participants who joined the SERP during the period January 1, 2007-December 31, 2009. Because Messrs. Mergelmeyer and Pagano were approved for participation in the SERP between January 1, 2007 and December 31, 2009, the change in normal retirement age applies to them. For participants who join the SERP on or after January 1, 2010, the normal retirement age is 65. Because Mr. Colberg was approved for participation in the SERP after January 1, 2010, this change applies to him. A participant commences vesting in the SERP on the second anniversary of participation and continues to vest at the rate of 3% for each month of employment thereafter with the Company.

For benefits earned and vested as of December 31, 2004, a participant may commence his or her vested SERP benefit at any time following termination and the default form of payment under the SERP is a single lump sum payment that is the actuarial equivalent of the SERP benefit payable as a life annuity (but a participant may elect a different form of benefit). For benefits earned or vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

As of December 31, 2013, Messrs. Pollock, Peninger, Mergelmeyer and Pagano are 100% vested in their SERP benefit and Mr. Colberg is 18% vested in his SERP benefit. Messrs. Pollock and Peninger have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs had attained normal

[5]

The lump sum conversion basis at retirement consists of the greater of an interest rate of 5.00% and the 1994 Group Annuity Mortality Table and segmented high-quality corporate bond rates using the mortality required by IRC Section 417(e), as updated by the Pension Protection Act of 2006 (the “PPA”). Accordingly, the lump sum values shown are based on an interest rate of 1.25% for years 0-5, 4.57% for years 5-20 and 5.60% for years 20+. The present value of the lump sum payment is determined using a pre-retirement interest rate of 4.64%.

Executive Compensation

retirement age as of December 31, 2013; therefore, if they had terminated employment on or prior to that date, their SERP benefit would have been actuarially reduced to reflect their respective ages.

The present value of the accumulated benefits at December 31, 2013 was determined based on the December 31, 2013 accrued benefit using the base salary, target ESTIP award and credited service at December 31, 2013. The present value of the accumulated benefits at December 31, 2013 is determined assuming the following: (1) the executives will retire from Assurant at the plan’s normal retirement age; (2) the executives will receive their benefits in accordance with their current form of payment elections; (3) for Mr. Pollock’s grandfathered benefit earned and vested as of December 31, 2004, the present value of the annuity benefits is determined using an interest rate of 4.64% and the RP 2000 generational mortality table; and (4) the present value of single lump sum benefits is determined using an interest rate of 4.64% to the retirement date and a lump sum conversion factor6 at retirement.

Number of Years of Credited Service

The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension Plan and Executive Pension Plan is based on a one-year waiting period from date of hire and results in the same amount of credited service under both plans. Eligibility under the SERP generally recognizes all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not be recognized under the SERP at the discretion of the Committee. Messrs. Pollock and Mergelmeyer have prior service that was not recognized. For purposes of determining the amount of benefits payable under the SERP, credited service is capped at 20 years.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Company currently maintains the ADC Plan, which provides for the deferral of compensation on a basis that is not tax-qualified. The AIP and the ASIC Plan were frozen in December 2004. The Executive 401(k) Plan is a nonqualified defined contribution plan.

[6]

The lump sum values shown are based on December monthly bond segment rates of 1.25% for years 0-5, 4.57% for years 5-20 and 5.60% for years 20+. The mortality is based on the IRC Section 417(e) mortality prescribed by the PPA.

Executive Compensation

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

for Fiscal Year 2013

Name	Plan	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY1,2 ($)		Aggregate Earnings in Last FY1 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE[1] ($)
(a)		(b)		(c)		(d)	(e)	(f)
Robert B. Pollock	ADC Plan	—		—	[3]	299,377	672,279	2,074,252
	AIP	—	[4]	—	[4]	—	—	—
	Executive 401(k) Plan	—	[4]	168,252		317,691	—	2,843,484
	TOTAL	—		168,252		617,068	672,279	4,917,736
Michael J. Peninger	ADC Plan	—		—	[3]	—	—	—
	AIP	—	[4]	—	[4]	—	—	—
	Executive 401(k) Plan	—	[4]	79,524		145	—	763,471
	TOTAL	—		79,524		145	—	763,471
Alan B. Colberg	ADC Plan	—		—	[3]	—	—	—
	AIP	—	[4]	—	[4]	—	—	—
	Executive 401(k) Plan	—	[4]	58,584		16,095	—	132,749
	TOTAL	—		58,584		16,095	—	132,749
Gene E. Mergelmeyer	ADC Plan	—		—	[3]	53,175	304,919	437,526
	ASIC	—	[4]	—	[4]	15,536	—	698,755
	Executive 401(k) Plan	—	[4]	73,908		3,082	—	614,977
	TOTAL	—		73,908		71,793	304,919	1,751,528
Christopher J. Pagano	ADC Plan	—		—	[3]	—	—	—
	AIP	—	[4]	—	[4]	—	—	—
	Executive 401(k) Plan	—	[4]	58,584		136,162	—	1,034,616
	TOTAL	—		58,584		136,162	—	1,034,616

[1]

The amounts in column (c) were reported as 2013 compensation in the “All Other Compensation” column of the Summary Compensation Table as follows: for Mr. Pollock, $168,252 of Company contributions to the Executive 401(k) Plan; for Mr. Peninger, $79,524 of Company contributions to the Executive 401(k) Plan; for Mr. Colberg, $58,584 of Company contributions to the Executive 401(k) Plan; for Mr. Mergelmeyer, $73,908 of Company contributions to the Executive 401(k) Plan; and for Mr. Pagano, $58,584 of Company contributions to the Executive 401(k) Plan.

The NEOs’ Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, ASIC Plan and AIP, as applicable, represent the notional capital gains or losses on investments in publicly available mutual funds, and notional interest and dividends held in the plans, during 2013. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance, during 2013. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.

The amounts in column (f) are as follows:

For the AIP and ASIC Plan, no contributions could have been made during the fiscal year 2013 because both plans have been frozen since December 2004.

For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the

Executive Compensation

2011, 2012 and 2013 fiscal years, as applicable: for Mr. Pollock, $205,713 for 2011; and $162,372 for 2012; and $168,252 for 2013; for Mr. Peninger, $84,525 for 2011; and $75,864 for 2012; and $79,524 for 2013; for Mr. Colberg $58,584 for 2013; for Mr. Mergelmeyer, $77,950 for 2011; and $58,440 for 2012; and $73,908 for 2013; and for Mr. Pagano, $58,584 for 2013.

[2]

The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (6% of eligible compensation in excess of the limit under IRC Section 401(a)(17)).

[3]	The Company does not currently make any contributions to the ADC Plan.

[4]

Because the AIP and ASIC Plan have both been frozen since December 2004, no contributions could have been made during fiscal year 2013. The Executive 401(k) Plan does not provide for participant contributions.

Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

The ADC Plan

Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company and to our non-employee directors. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to any non-employee director) director fees to be earned in the following year. Amounts deferred under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and any notional earnings or losses are credited to a deemed investment account. The Company does not provide any above market earnings or preferential earnings to participants. Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon a voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator. As a result of Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.

The AIP and the ASIC Plan

Prior to the establishment of the ADC Plan in 2005, NEOs other than Mr. Mergelmeyer were eligible to participate in the AIP, and Mr. Mergelmeyer was eligible to participate in the ASIC Plan. The AIP and the ASIC Plan permitted key employees to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. The AIP and the ASIC Plan were both frozen in December 2004. Since then, participants have been able to withdraw amounts from the AIP and the ASIC Plan, as applicable, and have the ability to change their investment elections, but any subsequent deferrals of compensation have been made under the ADC Plan.

The Executive 401(k) Plan

Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the IRC.

Executive Compensation

The Company made an annual contribution for each participant in this plan equal to 6% of eligible compensation in excess of the IRC limit ($255,000 for 2013). To be eligible for the contribution, the participant must be employed on the last regularly scheduled work day of the year unless the participant retires, becomes totally disabled or dies, or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. The Company does not provide any above market earnings or preferential earnings to the participants. Please see footnote 3 to the Summary Compensation Table on page 37, above, for quantification of Company contributions to the Executive 401(k) Plan in 2013.

Benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A, including the six-month delay described above. A participant becomes vested in the benefits under the Executive 401(k) Plan after two years of service. All of the NEOs are currently 100% vested in their Executive 401(k) Plan benefit.

Executive Compensation

Potential Payments Upon Termination or Change of Control

The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances described below on December 31, 2013.

Potential Payments Upon Termination or Change of Control Table on December 31, 2013

Name	Payout if Terminates Voluntarily 12/31/13 Not Retirement[1]	Payout if Terminates Voluntarily 12/31/13 Retirement[1]	Payout if Terminated Involuntarily 12/31/13[2]	Payout if Terminated Upon Change of Control 12/31/13		Payout if Terminated Upon Death 12/31/13	Payout if Terminated Upon Disability 12/31/13
	(a)	(b)	(c)	(d)		(e)	(f)
Robert B. Pollock
STIP Award	—	—	—	$800,000		—	—
Long-Term Equity Awards[3]	—	$7,592,463	$7,592,463	$12,471,454		$6,704,299	$6,704,299
Executive Pension Plan[4]	—	$601,167	$601,167	$601,167		$553,074	$601,167
SERP[5]	—	$16,857,183	$16,857,183	$17,663,522	[6]	$15,851,418	$16,857,183
Executive 401(k) Plan[7]	—	$2,843,484	$2,843,484	$2,843,484		$2,843,484	$2,843,484
Welfare Benefit Lump Sum[8]	—	—	—	$40,929		—	—
Severance	—	—	—	$5,157,001	[10]	—	—
Outplacement[9]	—	—	—	$8,000		—	—
TOTAL	—	$27,894,297	$27,894,297	$39,585,557		$25,952,275	$27,006,133
Michael J. Peninger
STIP Award	—	—	—	$378,000		—	—
Long-Term Equity Awards[3]	—	$3,221,002	$3,221,002	$5,396,346		$2,855,437	$2,855,437
Executive Pension Plan[4]	—	$506,340	$506,340	$506,340		$467,858	$506,340
SERP[5]	—	$7,713,020	$7,713,020	$8,213,684	[6]	$7,713,020	$7,713,020
Executive 401(k) Plan[7]	—	$763,471	$763,471	$763,471		$763,471	$763,471
Welfare Benefit Lump Sum[8]	—	—	—	$34,417		—	—
Severance	—	—	—	$3,153,951	[10]	—	—
Outplacement[9]	—	—	—	$8,000		—	—
TOTAL	—	$12,203,833	$12,203,833	$18,454,209		$11,799,786	$11,838,268
Alan B. Colberg
STIP Award	—	—	—	$272,500		—	—
Long-Term Equity Awards[3]	—	—	$2,164,857	$4,302,701		$2,164,857	$2,164,857
Executive Pension Plan[4]	$57,204	—	$57,204	$57,204		$57,204	$57,204
SERP[5]	$43,828	—	$43,828	$871,261	[6]	$243,484	$243,484
Executive 401(k) Plan[7]	$132,749	—	$132,749	$132,749		$132,749	$132,749
Welfare Benefit Lump Sum[8]	—	—	—	$36,332		—	—
Severance	—	—	—	$3,270,000		—	—
Outplacement[9]	—	—	—	$8,000		—	—
TOTAL	$233,781	—	$2,398,638	$8,950,747		$2,598,294	$2,598,294
Gene E. Mergelmeyer
STIP Award	—	—	—	$272,500		—	—
Long-Term Equity Awards[3]	—	$4,657,382	$4,657,382	$4,657,382	[11]	$3,025,344	$3,025,344
Executive Pension Plan[4]	—	$257,551	$257,551	$257,551		$235,737	$257,551
SERP[5]	—	$3,230,002	$3,230,002	$4,737,879	[6]	$3,230,002	$3,230,002
Executive401(k)Plan[7]	—	$614,977	$614,977	$614,977		$614,977	$614,977
Welfare Benefit Lump Sum[8]	—	—	—	$38,165		—	—
Severance	—	—	—	$3,270,000		—	—
Outplacement[9]	—	—	—	$8,000		—	—
TOTAL	—	$8,759,912	$8,759,912	$13,856,454		$7,106,060	$7,127,874

Executive Compensation

Name	Payout if Terminates Voluntarily 12/31/13 Not Retirement[1]	Payout if Terminates Voluntarily 12/31/13 Retirement[1]	Payout if Terminated Involuntarily 12/31/13[2]	Payout if Terminated Upon Change of Control 12/31/13		Payout if Terminated Upon Death 12/31/13	Payout if Terminated Upon Disability 12/31/13
	(a)	(b)	(c)	(d)		(e)	(f)
Christopher J. Pagano
STIP Award	—	—	—	$272,500		—	—
Long-Term Equity Awards[3]	—	—	$2,375,050	$4,767,291		$2,375,050	$2,375,050
Executive Pension Plan[4]	$585,749	—	$585,749	$585,749		$585,749	$585,749
SERP[5]	$2,736,743	—	$2,736,743	$3,733,517	[6]	$2,736,743	$2,736,743
Executive401(k) Plan[7]	$1,034,616	—	$1,034,616	$1,034,616		$1,034,616	$1,034,616
Welfare Benefit Lump Sum[8]	—	—	—	$35,531		—	—
Severance	—	—	—	$3,270,000		—	—
Outplacement[9]	—	—	—	$8,000		—	—
TOTAL	$4,357,108	—	$6,732,158	$13,707,204		$6,732,158	$6,732,158

[1]

As of December 31, 2013, Mr. Pollock, Mr. Peninger and Mr. Mergelmeyer met the requirements for retirement eligibility (age 55 with 10 years of service). Accordingly, a voluntary termination by either executive would be considered a retirement and column (a) “Payout if Terminates Voluntarily (Not Retirement)” would not apply. Because none of the other NEOs were retirement eligible as of December 31, 2013, the column entitled “Payout if Terminates Voluntarily (Retirement)” does not apply to them.

[2]

The values in this column reflect an involuntary termination for reasons other than for cause. In the event of an involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not receive a SERP payment and (2) the NEOs would not receive pro-rata vesting with respect to their ALTEIP grants.

[3]

These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2013 based on the closing stock price of $66.37. These amounts also reflect accelerated vesting in the event of a change of control of the Company (with the exception of Mr. Mergelmeyer) and pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause. PSU amounts are computed based on the achievement of target level performance for each award.

For Messrs. Pollock, Peninger and Mergelmeyer, values in columns (b) and (c) reflect accelerated vesting of unvested equity awards granted prior to 2013 as they meet the requirements for retirement eligibility.

For Messrs. Pollock, Peninger, Colberg and Pagano, values in column (d) assumes a hypothetical Corporate change of Control. For Mr. Mergelmeyer, the value in column (d) assumes a hypothetical change of control of Assurant Specialty Property, which is further described in a footnote 11 below.

[4]	Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).

[5]	SERP payments are all shown as the present value of the retirement benefit.

[6]

Upon a change of control (under the SERP), participants are granted three additional years of benefit service (capped at 20 years) and are considered three years older. The amounts in this column represent the present value of the SERP benefit under these conditions.

[7]	This amount includes the Company’s contribution to the Executive 401(k) Plan made in 2013.

[8]

This amount represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2013 for 18 months based on the individual’s benefit election (in accordance with IRC Section 409A).

[9]	This amount represents the Company’s best estimate of the costs of outplacement services for an NEO.

Executive Compensation

[10]	Represents lump sum severance following 280G cutback pursuant to the terms of Mr. Pollock’s and Mr. Peninger’s agreements.

[11]

The amount in column (d) for Mr. Mergelmeyer is determined based on a hypothetical change of control of Assurant Specialty Property. Equity awards granted prior to 2013 under the ALTEIP plan would be accelerated as of December 31, 2013 since Mr. Mergelmeyer met the requirements for retirement eligibility; and equity awards granted in 2013 would be forfeited. Had a change of control of the Company occurred on December 31, 2013, the value of accelerated equity for Mr. Mergelmeyer would have been $6,957,501; based on the closing stock price of $66.37 for our Common Stock on that date.

Narrative to the Potential Payments Upon Termination or Change of Control Table

The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in the section entitled “Narrative to the Pension Benefits Table” on page 44. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 49. Additional information on the ALTEIP is provided in the CD&A and in the section entitled “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table” on page 38.

Treatment of Annual Incentive Awards

Under the ESTIP, if a participant’s employment is terminated during a performance period due to disability or death, the Committee may grant the participant an award in any amount the Committee deems appropriate. If a participant’s employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant’s allocated portion of 5% of the Company’s net income as defined under the ESTIP), based on the amount of the Company’s net income for the full performance period. If a participant’s employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change of control of the Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Committee no later than the date of the change of control.

Accelerated and Pro-rated Vesting of Equity Awards

In the event of a change of control, restricted stock, SARs and RSUs vest in full. PSUs vest (a) at the target performance level, if a change of control occurs in the year in which the award is granted or (b) based on the greater of actual performance through the time of the change of control or the target performance level, if a change of control occurs after the year in which the award is granted.

Upon a termination due to death or disability, SARs, restricted stock, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). Pro-rata vesting upon retirement is discretionary for restricted stock and SAR awards. RSUs and PSUs are settled in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination. Unvested SARs and restricted stock are forfeited in the event of a voluntary or involuntary termination.

Executive Compensation

The SERP

As of December 31, 2013, Messrs. Pollock, Peninger, Mergelmeyer and Pagano are 100% vested in their SERP benefit and Mr. Colberg is 18% vested in his SERP benefit. Messrs. Pollock and Peninger have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs have attained normal retirement age under the SERP as of December 31, 2013; therefore, had their employment terminated as of such date, their SERP benefit would have been actuarially reduced to reflect their ages.

If there is a change of control with respect to the Company or operating segment, and within two years after the change of control a participant’s employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to normal retirement age will be calculated as though the participant was 36 months older than his actual age; and (4) the participant may receive his SERP benefit following a change of control at a time and in an optional form that is different than the time and optional form that he would receive under circumstances not related to a change of control. This election may not be changed within one year prior to the participant’s termination date. In the event of a termination of employment other than described above, the following applies: (i) a participant will automatically become 100% vested in his SERP benefit in the event of death or disability; and (ii) a participant will forfeit any remaining benefit in the event he is terminated for cause or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers.

For grandfathered benefits (the benefit portion of the SERP that was earned and vested as of December 31, 2004), NEOs could elect any of the following forms of payment: a single life annuity, a 5, 10 or 15 year certain and continuous annuity, a 50%, 66 2/3% or 100% joint and survivor annuity, a term certain annuity or a lump sum. As of December 31, 2013, Mr. Pollock had elected the option that permits a participant to take his SERP benefit as soon as practicable following age 60 in the event of a termination of employment in the form of a 100% joint and survivor annuity. Mr. Peninger had elected the option that permits a participant to take his SERP benefit in the form of a single lump sum payment as soon as practicable following a termination of employment. In the event of death, Messrs. Pollock and Peninger have elected single lump sum payments. Messrs. Colberg, Pagano and Mergelmeyer do not have a grandfathered benefit earned and vested as of December 31, 2004. For all of the NEOs, as of January 1, 2008, for benefits earned and vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

The Executive 401(k) Plan

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Section 409A.

Change of Control Agreements

The Company is a party to a COC Agreement with each NEO. The COC Agreements generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive’s employment is terminated by the Company other than for cause or

Executive Compensation

disability, or by the executive for good reason (each as defined in the COC Agreements), the executive would be entitled to receive, subject to the executive’s execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to three times the sum of the executive’s annual base salary plus target ESTIP award, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.

Effective as of February 1, 2010, each member of our Management Committee entered into an amendment that eliminated the excise tax gross-up provisions in his or her COC Agreement with the Company. Accordingly, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G of the IRC, whichever amount generates the greater after-tax value for the executive.

Termination in Anticipation of a Change of Control. If an executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or in anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.

Funding of Severance Payment Obligations. Within five business days of the executive’s date of termination after a change of control, the Company must establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive may become entitled under the COC Agreements.

Definition of “Change of Control”. For purposes of the agreements, for NEOs who serve in a corporate capacity (our CEO, CFO and Messrs. Colberg and Pagano) change of control is defined as:

•

a change in a majority of the Company’s Board (the “Incumbent Board”) excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

•

an acquisition by an individual, entity or a group of 30% or more of the Company’s Common Stock or voting securities (excluding an acquisition directly from the Company, by the Company, by an employee benefit plan of the Company or pursuant to a transaction described immediately below);

•

consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination; or

•	stockholder approval of a complete liquidation or dissolution of the Company.

For the NEO who serves as an officer of an operating division of the Company only (Mr. Mergelmeyer) change of control is defined as the sale or other disposition of the companies, assets or businesses comprising the division having (A) book value equal to at least 70% of the book value of the

Executive Compensation

aggregate consolidated assets of the division immediately prior to such sale or disposition, or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to the Company’s stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.

Non-Competition and Non-Solicitation. Under the COC Agreements, executives may not engage in activity competitive with the Company (including as an employee or officer of a competitor) or solicit customers of the Company during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive’s employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive’s employment is terminated by the Company for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive’s employment is terminated by the Company without cause or by the executive for good reason, the non-competition period will expire on the date of termination. Executives also may not employ or offer to employ officers or employees of the Company or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive’s employment.

Amounts Previously Earned and Payable Regardless of Termination or Change of Control

The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include deferred compensation balances held in the AIP, ASIC Plan and/or ADC Plan.

The following amounts would have been available on December 31, 2013 for withdrawal or exercise by the NEOs regardless of termination or change of control: for Mr. Pollock, $2,074,252 from the ADC Plan; for Mr. Mergelmeyer, $698,755 from the ASIC Plan, and $437,526 from the ADC Plan.

Director Compensation

DIRECTOR COMPENSATION

The following table sets forth the cash and other compensation earned by (or accrued to) the members of the Board of Directors of Assurant for all services in all capacities during the fiscal year ended December 31, 2013. Mr. Pollock is not eligible to participate in the Directors Compensation Plan and did not receive any compensation for his services as a director.

Director Compensation Table for Fiscal Year 2013

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[6]	Total ($)

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Howard L. Carver	117,500		100,019	—	—	—	3,468	220,987
Juan N. Cento	100,000		100,019	—	—	—	3,468	203,487
Elyse Douglas	100,000	[5]	100,019	—	—	747	2,559	203,325
Lawrence V. Jackson	120,000	[5]	100,019	—	—	20,617	7,468	248,104
David B. Kelso	100,000		100,019	—	—	—	8,468	208,487
Charles John Koch	115,000		100,019	—	—	—	2,468	217,487
H. Carroll Mackin[3]	37,263	[4]	—	—	—	—	891	38,154
Jean-Paul L. Montupet	100,000		100,019				6,850	206,869
Paul J. Reilly	100,000		100,019	—	—	—	3,600	203,619
Elaine D. Rosen	228,750		100,019	—	—	—	8,468	337,237
Robert W. Stein	118,750		100,019	—	—	—	3,747	222,516

[1]	The amounts reported in this column are consistent with the grant date fair value of each award computed in accordance with FASB ASC Topic 718.

The grant date fair value of the stock awards granted in 2013 equals the amount disclosed in column (c). The awards will vest in three equal annual installments on the date immediately preceding the date of the relevant annual meetings of the Company’s stockholders, but in no event later than July 1, for each year the participant remains an active non-employee director with Assurant over a three-year award cycle.

As of December 31, 2013, the directors held the following aggregate number of unvested RSUs: for Messrs. Carver, Cento, Jackson, Kelso and Koch, 4,214 RSUs; for Ms. Rosen, 4,214 RSUs; for Ms. Douglas, 4,266 RSUs; for Mr. Montupet, 3,518 RSUs; for Mr. Reilly, 4,295 RSUs; for Mr. Stein, 4,267 RSUs.

[2]

No option awards were granted in 2013. As of December 31, 2013, each of Messrs. Carver and Mackin held an aggregate of 1,591 outstanding SAR awards subject to a ten-year holding period that expires in 2014 under the Directors Compensation Plan.

[3]	Mr. Mackin served on the Board of Directors until May 2013 when he did not stand for re-election.

[4]	This amount includes fees paid to Mr. Mackin in 2013 for service on the Board of Directors of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company.

Director Compensation

[5]

Mr. Jackson and Ms. Douglas elected to defer the director fees set forth in column (b) pursuant to the ADC Plan. The amounts set forth in column (f) reflect notional investment gains at market rates on these deferrals that were credited to Mr. Jackson’s and Ms. Douglas’s ADC Plan account in 2013. For additional information regarding the ADC Plan, see the section entitled “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table—The ADC Plan,” on page 49, above

[6]	Amounts in this column include the dollar value of dividend equivalents paid in 2013 on unvested RSUs that were not factored into the grant date fair value reported in column (c).

Amounts in this column also include the following charitable contributions made by the Company or the Assurant Foundation during 2013 to eligible charitable organizations pursuant to the matching gift programs described below: for Ms. Rosen, $6,000; Mr. Kelso, $6,000; Mr. Carver, $1,000; Mr. Jackson, $5,000; Mr. Cento, $1,000, Mr. Reilly, $1,000, Mr. Stein, $1,000; and for Mr. Montupet, $5,000.

Narrative to the Director Compensation Table

The following is a brief description of our director compensation program and the information reported in the Director Compensation Table.

Fees Earned or Paid in Cash

The Assurant Amended and Restated Directors Compensation Plan (the “Directors Compensation Plan”) provides for an annual retainer for non-management directors of $100,000, payable in cash quarterly. Additional annual retainers were paid under the Directors Compensation Plan to the Chair of the Board and committee Chairs as follows: (i) Chair of the Board: $125,000; (ii) Audit Committee Chair: $25,000; (iii) Compensation Committee Chair: $20,000; (iv) Nominating and Corporate Governance Committee Chair: $15,000; and (v) Finance and Investment Committee Chair: $15,000.

The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its committees and other Company functions where the director’s attendance is requested by our Chief Executive Officer. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred under the ADC Plan. The Company does not make any contributions to, or provide any preferential or above market earnings under, the ADC Plan.

Restricted Stock Unit Awards

With respect to 2013, in addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the date he or she first becomes a non-employee director, an initial award of RSUs having an aggregate fair market value on the grant date equal to $100,000. In no event will a director receive an initial award of RSUs if the next annual meeting of our stockholders is within four months of the date he or she becomes a director. On the day following each annual meeting of our stockholders, each non-employee director then in office will receive an annual award of RSUs having a fair market value on the grant date equal to $100,000.

Initial RSU grants vest in three equal annual installments on each of the first three anniversaries of the grant date, and annual RSU grants vest in three equal annual installments on the day immediately preceding the date of the annual meeting of stockholders in each of the three years following the grant date. All RSUs vest in full in the event of a change of control (as defined in the

Director Compensation

ALTEIP) or upon retirement after reaching age 55 and completing at least five consecutive years of service on the Board. Awards granted after December 31, 2012 will continue to vest one-third each year, over a three year period, but settlement of the shares will be deferred until separation from the Board. Quarterly dividend equivalents earned throughout the vesting period on awards granted after December 31, 2012 will accumulate and be paid in cash upon separation from the Board.

All Other Compensation

Directors are eligible to participate in the Assurant Employee Matching Gifts Program to support U.S.-based Section 501(c)(3) charities. In 2013, the Assurant Foundation matched up to $1,000 each in charitable contributions made by directors.

Separately, if a director contributes to the Assurant Political Action Committee, the Company makes an equivalent donation up to $5,000 to a U.S.-based Section 501(c)(3) charity of the director’s choice.

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

The following table shows aggregate information, as of December 31, 2013, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights[2]	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))[3]
Equity Compensation Plans Approved by Security Holders	2,985,304	26.12	8,155,155
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,985,304	26.12	8,155,155

[1]

This amount reflects securities to be issued under outstanding awards of RSUs, PSUs and SARs. For outstanding awards of PSUs, the amount reflects the number of securities that could be issued if the maximum level of performance is achieved. Assuming achievement of target level performance under outstanding PSUs, the amount in column (a) would be 2,391,889.

[2]

This represents the weighted-average exercise price of total outstanding SARs as of December 31, 2013. Shares underlying the RSUs and PSUs in column (a) are deliverable without the payment of any consideration.

[3]

This amount is comprised of 3,111,050 securities available for issuance under the Assurant, Inc. Amended and Restated 2004 Employee Stock Purchase Plan and 5,044,105 securities available for issuance under the ALTEIP.

Transactions with Related Persons

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

Employment of Spouse

Dawn Lamnin, the wife of Adam D. Lamnin, President and Chief Executive Officer of Assurant Health, currently serves as a Vice President in the Lending Solutions division of Assurant Specialty Property. She has been working for Assurant in various capacities since 1996 (prior to her marriage to Mr. Lamnin). During 2013, Ms. Lamnin received aggregate base salary, annual incentive plan payment and other bonus amounts of $301,731. Her compensation is commensurate with that of her peers.

Review, Approval or Ratification of Transactions with Related Persons

In March 2007, to provide written guidelines on the review, approval and monitoring of transactions involving related persons, the Nominating Committee adopted the Assurant, Inc. Related Person Transaction Policy. It applies to Company transactions with related persons in excess of the threshold for disclosure in the proxy statement under the relevant SEC rules. Generally, such disclosure is required for transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest. Related persons are the Company’s directors, executive officers, their immediate family members and beneficial owners of five percent or more of the Company’s outstanding Common Stock.

Policy:

•

Related person transactions must be approved by the Nominating Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person’s interest in the transaction, including the related person’s position(s) or relationship(s) with, or ownership of, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable to the Company than those generally available to unrelated third-parties under similar circumstances.

•

If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in its dealings with the related person. Thereafter, the Nominating Committee, at least annually, will review and assess the relationship with the related person to determine whether it remains appropriate.

Procedures:

•	Related persons must notify the Company’s law department in advance of any potential related person transaction.

•

If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, it will submit the proposed transaction to the Nominating Committee for consideration at its next meeting. If it is not practicable to wait until then, the Nominating Committee will call a special meeting to consider proposed transaction.

•

After considering the pertinent facts, the Nominating Committee will review and approve or disapprove the transaction. If advance approval is not feasible, then the transaction will be considered and, if appropriate, ratified at the Nominating Committee’s next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.

Section 16(a) Beneficial Ownership Reporting Compliance

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors, executive officers, and beneficial owners of more than ten percent of our Common Stock are required to report their initial ownership of and subsequent changes in ownership of our Common Stock and other equity securities to the SEC and the NYSE. They are also required to send copies of these reports to us. Solely on the basis of a review of forms filed pursuant to Section 16 of the Exchange Act, we believe that, in 2013, all such filing requirements were satisfied.

Corporate Governance

CORPORATE GOVERNANCE

The following section provides an overview of Assurant’s corporate governance practices. The Company’s commitment to strong corporate governance in order to support the long-term value of the corporation for the benefit of its stockholders is evidenced by the framework the Company currently has in place.

Highlights of Assurant Corporate Governance Framework

• Independent Board Chair	• Director Resignation Policy

• Declassified Board	• Regular outreach to investors

• Majority election of Directors	• No stockholder rights plan

• Independent Board with exception of CEO	• Greater than 90% Director attendance at meetings

• Independent Board committees	• Clawback Policy

• Regular Executive Sessions of Independent Directors	• Code of Ethics applicable to all employees and Directors

• Limitation on public company Board and Audit Committee Service	• Annual Board and Committee Self-Evaluations

• All Board committees have authority to retain independent advisors	• Hedging and pledging of Company securities by officers and Directors prohibited

• Annual Board Evaluation of CEO	• Commitment not to make corporate political expenditures*

*	(The Political Expenditures Policy is located in the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.)

General

Composition of Board of Directors. The Board currently consists of 11 members: Ms. Rosen (Non-Executive Chair), Ms. Douglas and Messrs. Carver, Cento, Jackson, Kelso, Koch, Montupet, Pollock, Reilly and Stein.

Corporate Governance

Current Board of Directors Committee Composition*

	Audit	Compensation	Nominating and Corporate Governance	Finance and Investment

Elaine D. Rosen+

Howard L. Carver	X		▲

Juan N. Cento		X	X

Elyse Douglas		X		X

Lawrence V. Jackson		▲		X

David B. Kelso	X			X

Charles J. Koch		X		▲

Jean-Paul L. Montupet			X	X

Paul J. Reilly	X		X

Robert W. Stein	▲

+	Non-Executive Chair of the Board. ▲ Denotes Committee Chair

*

H. Carroll Mackin, who did not stand for re-election in May 2013, served on the Audit Committee and the Finance and Investment Committee until May 2013. Jean-Paul Montupet was appointed to the Finance and Investment Committee in March 2013.

Corporate Governance Guidelines. The Nominating Committee reviews our Corporate Governance Guidelines periodically to ensure they reflect current corporate governance standards. The Corporate Governance Guidelines and the charters of each of the Board’s committees may be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005.

Code of Ethics

The Assurant Code of Ethics is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005. We intend to post any amendments to or waivers from our Code of Ethics that apply to our executive officers or directors at this location on our website.

Director Independence

In compliance with the listing standards applicable to Assurant under the NYSE Listed Company Manual, the Company’s Board has adopted categorical standards to assist in evaluating the independence of the Company’s directors. They are available on the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Corporate Governance

Applying the Director Independence Standards, the Nominating Committee and the Board have affirmatively determined that Ms. Rosen, Ms. Douglas and Messrs. Carver, Cento, Jackson, Kelso, Koch, Montupet, Reilly and Stein are independent of the Company and its management. In addition, they determined that each member of the Audit Committee and the Compensation Committee is independent of the Company and its management under the applicable criteria. H. Carroll Mackin, who did not stand for re-election in May 2013, was also determined to be independent prior to his departure.

In conducting its annual director independence determination, the Board considered transactions or relationships that the Company engaged or engages in with companies for which our independent directors serve as officers or directors, or with which these directors have certain other relationships, and determined that there were no such transactions that were material to either company involved or in which any such director had a direct or indirect financial interest. Specifically, the Board considered the following ordinary course business transactions and relationships:

•	The Company owns immaterial amounts of bonds in a company with which Mr. Cento is affiliated as an officer.

•	The Company also owns immaterial amounts of bonds in a company with which Mr. Montupet was affiliated as an officer.

•

Ms. Rosen and Messrs. Cento, Kelso, Koch, Montupet and Stein serve or, within the past three years, have served as officers, directors or affiliates of companies with which the Company engaged in ordinary course, arms-length business transactions that were de minimis to both companies and in which such directors had no direct or indirect financial interest.

•

Matching contributions have been made on behalf of Ms. Rosen and Messrs. Carver and Kelso to eligible charitable institutions with which these directors are affiliated. These matching gifts were made in accordance with the provisions and limitations of the matching gift policies described on page 59.

Our Corporate Governance Guidelines state that if the Chair of the Board is an independent director, then the Chair shall serve as the presiding director. As the independent Chair of the Board, Ms. Rosen is the presiding director and chairs the executive sessions of the Board.

Board Leadership Structure and Role in Risk Oversight

In line with corporate governance best practices and the interests of stockholders, our Board has been chaired by an independent director since Assurant became a publicly traded company in 2004. Additionally, each of the Board committees is chaired by an independent director.

The Company has made effective risk management a key ongoing corporate objective.

As a specialty insurance company, Assurant faces risks that could have a material adverse effect on its business, financial condition and results of operations. For detailed information on these risks, please see the section entitled “Risk Factors” in the 2013 Form 10-K. Because the risks faced by the Company span a wide variety of disciplines, both senior management and the Board are involved in oversight of the Company’s risk management policies and practices. As described below and consistent with their charters, the committees of the Board oversee risk management in specific areas. As appropriate, the committees of the Board also convene joint meetings and regularly discuss risk-related issues with the entire Board.

Corporate Governance

The Company’s risk management activities are coordinated by the Enterprise Risk Management Committee (the “ERMC”), which includes managers from across the Company with knowledge of the Company’s business activities. The ERMC develops risk assessment and risk management policies, facilitates reporting and prioritizing in the assessment of risk, and coordinates with the Company’s Business Unit Risk Committees, Risk and Advisory Services department, and other corporate committees and departments charged with functions related to risk management. The ERMC reports regularly to the Chief Executive Officer and presents its work periodically both to the Board and to the Finance and Investment Committee (the “Finance Committee”). The ERMC also provides its meeting minutes to the full Board regularly for its review. The Finance Committee acts as the focus committee of the Board for enterprise risk management matters; nevertheless, the full Board maintains responsibility for and is actively involved in oversight of enterprise risk management.

As the focus committee for enterprise risk management, the Finance Committee reviews a number of enterprise risks, including with respect to the Company’s four operating segments and the Company’s investment, financing, capital management and catastrophe reinsurance activities. The Finance Committee regularly reviews risks, policies, strategies and outcomes in those areas with the Treasurer and Chief Investment Officer.

The Audit Committee focuses on risks relating to the Company’s financial reporting, legal compliance, ethics and fraud deterrence, and internal controls and procedures. The Audit Committee regularly reviews the Company’s financial statements and public disclosures, receives updates from corporate committees focused on the aforementioned risk areas and reviews the effectiveness of the Company’s internal control environment and compliance program. The Audit Committee also periodically reviews the Company’s guidelines and policies with respect to risk assessment and risk management. The Senior Vice President of Risk and Advisory Services, who oversees the Company’s internal audit function, reports directly to the Chair of the Audit Committee, as well as to the Executive Vice President, Chief Legal Officer and Secretary.

The Compensation Committee focuses on risks in areas such as executive retention and compensation plan design. With the assistance of Towers Watson, the Compensation Committee undertakes an annual risk review of the Company’s variable pay plans, policies and practices for all employees, including the Company’s executive officers. In the course of its 2013 review, the Compensation Committee did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

The Nominating Committee oversees the management of risk in areas such as management and Board succession.

The Company also recognizes the importance of managing risks related to corporate political expenditures and, in 2011, adopted a Policy Regarding Political Expenditures, which is available on our website at www.assurant.com. This Policy prohibits direct independent political expenditures by the Company.

Board and Committee Meetings and Attendance

Each Board member is expected to dedicate to the Company sufficient time, energy and attention to ensure the diligent performance of the director’s duties. Our Corporate Governance Guidelines provide that, except in exigent circumstances, each member of the Board is expected to attend Board and Committee meetings and our Annual Meeting of Stockholders. All directors attended at

Corporate Governance

least 75% of the combined total meetings of the full Board and the committees on which he or she served in 2013, and the average attendance of all directors in 2013 was approximately 93%. All directors serving on the Board as of May 9, 2013 and standing for re-election attended the 2013 Annual Meeting of Stockholders.

Our Board has a standing Audit Committee, a standing Compensation Committee, and a standing Nominating Committee. In 2013 the Board and these committees met as follows:

	Board*	Audit	Compensation	Nominating and Corporate Governance

Number of Meetings in 2013	9	14	7	6

*	(Directors met in executive session at seven Board meetings, including separate sessions during each executive session consisting exclusively of independent directors.)

Nominating and Corporate Governance Committee

The Nominating Committee reviews and recommends to the Board, among other things, Board membership criteria, nominees for election as directors, membership of the committees of the Board and matters relating to the performance, diversity and independence of Board members. The Nominating Committee oversees and approves the management continuity and succession process, the process for the annual Board and Board committee self-assessment, and the Board’s corporate governance policies and procedures. The Nominating Committee also oversees questions of director independence and conflicts of interest. Ms. Rosen served as Chair of the Nominating Committee from March 2012 to March 2013. On March 15, 2013, Mr. Carver was elected Chair of the Nominating Committee. The Charter of the Nominating Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Consideration of Stockholder Candidates and Selection Criteria

The Nominating Committee will consider candidates recommended by our stockholders for nomination for election to the Board at an annual meeting. A stockholder who wishes to recommend a candidate for nomination to the Board must submit such recommendation in writing to the Corporate Secretary of Assurant, c/o the Law Department, Assurant, Inc., One Chase Manhattan Plaza, 41st floor, New York, New York 10005. We did not receive any stockholder nominations of persons for election to the Board in connection with the 2014 Annual Meeting.

The Nominating Committee will consider prospective nominees for the Board, whether selected by the Nominating Committee or by the stockholders, applying the same criteria to all candidates. Once the Nominating Committee identifies a need to replace a current member of the Board, to fill vacancies or to expand the size of the Board, it follows a process to identify and evaluate candidates which includes (a) meetings to evaluate biographical information and background material and (b) interviews of selected candidates. Recommendations by the Nominating Committee of candidates for inclusion in the Board’s slate of director nominees are based upon the criteria set forth in the Company’s Corporate Governance Guidelines, including the candidate’s knowledge, experience and skills with respect to accounting and finance, business judgment, management, industry knowledge, leadership and strategy/vision, and the candidate’s ability to demonstrate certain personal characteristics, including integrity, accountability, informed judgment, financial literacy, mature

Corporate Governance

confidence, interpersonal skills and high performance standards. Recommendations by the Nominating Committee are also based on other relevant factors that it may deem appropriate, including the current composition of the Board.

The Nominating Committee also has a Policy on the Selection of Candidates for the Board (the “Candidate Policy”). The Candidate Policy, as well as the Company’s Corporate Governance Guidelines, provides that, absent special circumstances, if the candidate is a sitting chief executive officer, he or she may not serve on more than a total of three public company boards (including the Company’s Board) and, if the candidate is not a sitting chief executive officer, he or she may not serve on more than a total of six public company boards (including the Company’s Board). The Candidate Policy also sets forth requirements with regard to public company board service, job experience and diversity. The Nominating Committee actively considers diversity in recruitment and nomination of the Company’s directors and makes recommendations to the Board regarding diversity among director candidates.

Audit Committee

The Audit Committee’s purpose is (1) to advise and assist the Board in its oversight of our quarterly and annual financial statements, our compliance with legal and regulatory requirements, our Independent Registered Public Accounting Firm’s qualifications and independence, and the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; and (2) to review and advise the Board on other matters at their request. Mr. Carver served as Chair of the Audit Committee from June 2002 to March 2013. On March 15, 2013, Mr. Stein was elected Chair of the Audit Committee. The Board has determined that all members of the Audit Committee are independent as that term is defined by the NYSE rules and in Rule 10A-3(b)(1) of the Exchange Act. The Charter of the Audit Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Audit Committee Financial Expert

The Board has determined that all members of the Audit Committee are financially literate as that qualification has been interpreted by the Board in its business judgment and that Messrs. Carver, Kelso and Stein are “audit committee financial experts” for purposes of SEC Regulation S-K, Item 407(d)(5). They are all independent as independence is defined in the applicable listing standards.

Compensation Committee

The Compensation Committee is composed entirely of “independent directors” under the NYSE Listed Company Manual who satisfy the requirements to be “non-employee directors” under Section 16 of the Exchange Act and “outside directors” under IRC Section 162(m).

The Compensation Committee establishes, reviews and monitors our compensation philosophy and practices in order to assist the Board in the fulfillment of its responsibilities relating to (1) the Company’s compensation programs and the compensation of the Company’s executives and (2) the production of an annual report on executive compensation for inclusion in our proxy statement. The Charter of the Compensation Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Corporate Governance

Role of Independent Compensation Consultant

In 2007, the Compensation Committee engaged Towers Watson as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation and other relevant market practices and trends with respect to executive and director compensation. For more information on the role of Towers Watson in compensation recommendations and decisions, please see the section entitled “CD&A—Input from Independent Compensation Consultant” on page 30 above.

During 2013, the Committee conducted an independence review of Towers Watson, considering certain factors, including, among other things: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. As a result of this review, the Committee concluded that no conflict of interest exists with respect to the services provided by Towers Watson.

Role of Management

In addition to receiving input from Towers Watson, the Committee also receives recommendations from the CEO on the compensation of each member of the Management Committee other than himself. For more information on the role of management in compensation recommendations and decisions, please see the section entitled “CD&A—Input from Management” on page 29 above.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or was during 2013 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2013 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or Compensation Committee.

Communicating with the Presiding Director and the Board of Directors

To contact the presiding director and the other non-management members of the Board, interested persons may write to: Elaine Rosen, Chair of the Board of Directors, c/o the Law Department, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 or submit questions or concerns by email to boardchair@assurant.com.

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

•	business solicitations;

•	junk mail, mass mailings, and spam;

Corporate Governance

•	new product and new services suggestions;

•	resumes and other employment inquiries; and

•	surveys.

In addition, material that is unduly hostile, threatening or illegal will be excluded, with the provision that any communication that is filtered out shall be made available to any director upon request. If any such material also raises issues of potential legitimate concern to the Board (including matters of corporate governance, alleged fraud or irregularities, or alleged control deficiencies), they will be brought to the Board’s attention without the offensive material. In the case that there is any doubt as to whether material should be distributed to the addressee, such doubt shall be resolved in favor of distribution.

Compensation Committee Report

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. On the basis of such review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2013 Annual Report on Form 10-K.

Compensation Committee

Lawrence V. Jackson, Chair

Juan N. Cento

Elyse Douglas

Charles J. Koch

Audit Committee Matters

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee (the “Committee”) consists of four independent directors and operates under a written charter, adopted by the Board of Directors (the “Board”) and reviewed annually. Among other things, the Committee assists the Board in its oversight of the Company’s financial accounting and reporting processes; the activities, qualifications and performance of the Company’s Independent Registered Public Accounting Firm and internal auditors; and the effectiveness of the Company’s internal control environment.

In addition, the Committee assists the Board in oversight of the Company’s risk management policies. Additional information regarding the role of the full Board in risk oversight can be found in the “Corporate Governance” section of this proxy statement.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; for maintaining appropriate accounting and financial reporting processes; for the establishment and effectiveness of the Company’s internal controls and procedures; and for the execution of the Company’s risk management function. In performing its oversight function, the Committee has reviewed and discussed with management the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2013 and management’s assessment, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Form 10-K”), that the Company maintained effective internal control over financial reporting as of December 31, 2013. In connection with that review, management represented to the Committee that Assurant’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that the Company maintained effective internal control over financial reporting as of December 31, 2013. In consultation with management and with input from PwC, the Committee reviews the effectiveness of the internal audit function. In addition, the Committee has reviewed and discussed with management the Company’s policies with respect to risk management, including the guidelines and policies that govern the process by which risk management is undertaken.

PricewaterhouseCoopers LLP (“PwC”) serves as the Company’s Independent Registered Public Accounting Firm. Each year, the Committee, in consultation with management and the Company’s internal auditor, reviews PwC’s performance and considers whether to reappoint PwC, subject to shareholder ratification, to serve as the Company’s Independent Registered Public Accounting Firm. In that review, the Committee considers, among other things, the continued independence of PwC, the depth of the firm’s and audit team’s expertise and experience in the Company’s industry, and the quality and efficiency of the services provided by PwC. In addition, the Committee regularly reviews and approves fees paid to PwC.

The Committee has reviewed and discussed with PwC the audited consolidated financial statements for the fiscal year ended December 31, 2013 and PwC’s opinion regarding the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013. It also has discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Committee also has received written disclosures and a letter from PwC regarding its communications with the Committee concerning independence from Assurant, pursuant to applicable requirements of the PCAOB, has discussed with PwC the independence of the firm, and has considered all of the above-referenced communications as well as all audit, audit-related and non-audit services provided by PwC.

On the basis of the review and discussions referred to above, the Committee has recommended to the Board that the audited consolidated financial statements be included in the Form 10-K.

The Audit Committee

Robert W. Stein, Chair

Howard L. Carver

David B. Kelso

Paul J. Reilly

Audit Committee Matters

Fees of Principal Accountants

The Audit Committee, in its capacity as a committee of our Board, is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm. The Audit Committee is required to approve all engagements with the Independent Registered Public Accounting Firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chair the ability to pre-approve non-audit service engagements with the Independent Registered Public Accounting Firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chair must then be reported and ratified at the next full Audit Committee meeting.

In approving any non-audit services, the Audit Committee, or Chair when applicable, considers whether the proposed services are prohibited under current law or regulations. The Audit Committee, or Chair when applicable, in order to approve the proposed non-audit services, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the Independent Registered Public Accounting Firm relative to their audit opinion given in connection with our consolidated financial statements. The Audit Committee also receives assurances from the Independent Registered Public Accounting Firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence relative to their audit opinion given in connection with our consolidated financial statements.

The following table sets forth the aggregate fees agreed upon with and/or billed to Assurant for the fiscal years ended December 31, 2013 and 2012 by PricewaterhouseCoopers LLP:

	Fiscal Year Ended December 31, 2013		Fiscal Year Ended December 31, 2012
Description of Fees	Amounts (in thousands)	Percentage of Services Approved by Audit Committee	Amounts (in thousands)	Percentage of Services Approved by Audit Committee
Audit Fees	$11,813	100%	$11,530	100%
Audit-Related Fees	$911	100%	$545	100%
Tax Fees	$225	100%	$254	100%
All Other Fees	$355	100%	$16	100%

The services for which the Company paid audit fees for the years ended December 31, 2013 and 2012 were for professional services rendered for: audits of our consolidated financial statements, statutory and other entities; issuance of consents; Sarbanes-Oxley Act Section 404 compliance; and reimbursement of incurred expenses. The services for which the Company paid audit-related fees for the years ended December 31, 2013 and 2012 were for benefit plan audits, due diligence services and agreed upon procedures. The services for which the Company paid tax fees for the year ended December 31, 2012 were for tax advice and tax assistance in connection with state and local tax credits. The services for which the Company paid all other fees for the years ended December 31, 2013 and 2012 were primarily related to consulting services and software licenses.

Other Matters

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these filings.

OTHER MATTERS

The Board knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment on such matters.

ANNUAL REPORT AND FORM 10-K

The 2013 Annual Report to Stockholders, which includes the 2013 Form 10-K, accompanies this proxy statement.

Stockholders may obtain, without charge, a copy of our 2013 Form 10-K containing the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2013, as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005. A list of exhibits is included in the accompanying 2013 Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them. Copies of our 2013 Form 10-K and accompanying exhibits are also available, without charge, from the “Investor Relations” section of our website at http://ir.assurant.com.

Stockholder Proposals

STOCKHOLDER PROPOSALS

To be considered for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act for our 2015 annual meeting of stockholders, proposals of stockholders must be received by the Corporate Secretary of Assurant, One Chase Manhattan Plaza, 41st Fl., New York, New York 10005, no later than November 25, 2014.

Stockholders intending to present business at our 2015 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8, must comply with the requirements set forth in our Bylaws. To bring business before our 2015 annual meeting, a stockholder must submit written notice thereof complying with the Bylaws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 8, 2015 and no later than February 7, 2015. If the notice is received before January 8, 2015 or after February 7, 2015, it will be considered untimely and the proxies granted in connection with the 2015 Annual Meeting will have discretionary authority to vote on the proposal.

By Order of the Board of Directors,

Bart R. Schwartz

Executive Vice President, Chief

Legal Officer and Secretary

Dated: March 25, 2014

Appendix A

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Assurant uses the following non-GAAP financial measures to analyze the Company’s operating performance in this proxy statement. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

Operating Return on Equity. Assurant uses operating return on equity (“ROE”), excluding accumulated other comprehensive income (“AOCI”), as an important measure of the Company’s operating performance. Operating ROE equals full-year net operating income divided by average stockholders’ equity for the year, excluding AOCI. The Company believes operating ROE excluding AOCI provides investors a valuable measure of the performance of the Company’s ongoing business because it excludes the effect of net realized gains (losses) on investments that tend to be highly variable from period to period, other AOCI items and those events that are unusual and/or unlikely to recur. The comparable GAAP measure would be GAAP ROE, defined as full-year net income divided by average stockholders’ equity for the year. Consolidated GAAP ROE for the year ended December 31, 2013 was 9.8%, as shown in the following reconciliation table.

2013
Operating return on average equity (excluding AOCI)	10.6%
Net realized gains on investments	0.5%
Change due to effect of including AOCI	(1.3%)

GAAP return on average equity	9.8%

Diluted Operating Earnings Per Share. Assurant uses diluted operating earnings per share as an important measure of the Company’s stockholder value. Diluted operating earnings per share equals net operating income of the Company divided by weighted average diluted shares outstanding. The Company believes this measure provides investors a valuable measure of stockholder value because it excludes the effect of net realized gains (losses) on investments, which tend to be highly variable from period to period, and those events that are unusual and/or unlikely to recur. The comparable GAAP measure would be diluted earnings per share, defined as net income divided by weighted average diluted shares outstanding. Diluted earnings per share was $6.30 and $5.67 as of December 31, 2013 and 2012, respectively, as shown in the following reconciliation table.

	2013	2012
Diluted operating earnings per share	$6.01	$5.27
Net realized gains on investments	0.29	0.49
Change in tax liabilities	—	(0.09)

Diluted earnings per share	$6.30	$5.67

Book Value Per Diluted Share. Assurant uses book value per diluted share, excluding AOCI, as an important measure of the Company’s stockholder value. Book value per diluted share excluding AOCI equals total stockholders’ equity excluding AOCI divided by diluted shares outstanding. The Company believes book value per diluted share excluding AOCI provides investors a valuable measure of stockholder value because it excludes the effect of unrealized gains (losses) on investments, which tend to be highly variable from period to period, and other AOCI items. The comparable GAAP measure would be book value per diluted share, defined as total stockholders’ equity divided by diluted shares outstanding. Book value per diluted share was $65.24 and $64.14 as of December 31, 2013 and 2012, respectively, as shown in the following reconciliation table.

	2013	2012
Book value per diluted share (excluding AOCI)	$59.48	$53.87
Change due to effect of including AOCI	5.76	10.27

Book value per diluted share	$65.24	$64.14

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 8, 2014.

Meeting Information
ASSURANT, INC.	Meeting Type:	Annual Meeting
	For holders as of:	March 13, 2014
	Date: May 8, 2014	Time: 9:00 AM
Location: Down Town Association
60 Pine Street
New York, NY 10005
ASSURANT, INC. 1 CHASE MANHATTAN PLAZA- 41ST FL NEW YORK, NY 10005	You are receiving this communication because you hold shares in the company named above.

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NOTICE AND PROXY STATEMENT	2013 ANNUAL REPORT
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Voting Items

The Board of Directors recommends you vote FOR the following: 1. Election of Directors	The Board of Directors recommends you vote FOR proposals 2 and 3.
1a. Elaine D. Rosen 1b. Howard L. Carver 1c. Juan N. Cento 1d. Elyse Douglas 1e. Lawrence V. Jackson 1f. David B. Kelso 1g. Charles J. Koch 1h. Jean-Paul L. Montupet 1i. Robert B. Pollock 1j. Paul J. Reilly 1k. Robert W. Stein	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm, subject to satisfactory resolution of the scope of the audit engagement.
	3.	Advisory approval of the 2013 compensation of the Company’s named executive officers.
	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

ASSURANT, INC.

1 CHASE MANHATTAN PLAZA- 41ST FL

NEW YORK, NY 10005

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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ASSURANT, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors		For	Against	Abstain
1a. Elaine D. Rosen		☐	☐	☐
1b. Howard L. Carver		☐	☐	☐
1c. Juan N. Cento		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
1d. Elyse Douglas		☐	☐	☐	2. Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm, subject to satisfactory resolution of the scope of the audit engagement.		☐	☐	☐
1e. Lawrence V. Jackson		☐	☐	☐
1f. David B. Kelso		☐	☐	☐
1g. Charles J. Koch		☐	☐	☐	3. Advisory approval of the 2013 compensation of the Company’s named executive officers.		☐	☐	☐
1h. Jean-Paul L. Montupet		☐	☐	☐
1i. Robert B. Pollock		☐	☐	☐
1j. Paul J. Reilly		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1k. Robert W. Stein		☐	☐	☐
For address changes / comments, mark here.				☐
(See reverse side for instructions)
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2013 Annual Report are available at www.proxyvote.com.

ASSURANT, INC.
Annual Meeting of Stockholders
May 8, 2014 9:00 AM
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Bart R. Schwartz and Stephen W. Gauster, and each of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ASSURANT, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 8, 2014, at the Down Town Association, 60 Pine Street, New York, New York 10005, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director nominee, FOR Proposals Two and Three, and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side